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                                    INDENTURE

                                      among

                          SLM STUDENT LOAN TRUST 2004-5
                                 as the Issuer,

                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                       not in its individual capacity but
                      solely as the Eligible Lender Trustee

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                       not in its individual capacity but
                         solely as the Indenture Trustee

                            Dated as of June 1, 2004

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                              Definitions and Usage

SECTION 1.1     Definitions and Usage..........................................2
SECTION 1.2     Incorporation by Reference of Trust Indenture Act..............2

                                   ARTICLE II
                                    The Notes

SECTION 2.1     Form...........................................................3
SECTION 2.2     Execution, Authentication and Delivery.........................4
SECTION 2.3     Temporary Notes................................................5
SECTION 2.4     Registration; Registration of Transfer and Exchange............6
SECTION 2.5     Mutilated, Destroyed, Lost or Stolen Notes.....................7
SECTION 2.6     Persons Deemed Owner...........................................8
SECTION 2.7     Payment of Principal and Interest; Note Interest Shortfall.....8
SECTION 2.8     Cancellation...................................................9
SECTION 2.9     Release of Collateral..........................................9
SECTION 2.10    Book-Entry Notes...............................................9
SECTION 2.11    Notices to Clearing Agency....................................10
SECTION 2.12    Definitive Notes..............................................11
SECTION 2.13    Transfer Restrictions.........................................11

                                   ARTICLE III
                                    Covenants

SECTION 3.1     Payments to Noteholders and each Swap Counterparty............12
SECTION 3.2     Maintenance of Office or Agency...............................12
SECTION 3.3     Money for Payments to be Held in Trust........................13
SECTION 3.4     Existence.....................................................14
SECTION 3.5     Protection of Indenture Trust Estate..........................14
SECTION 3.6     Opinions as to Indenture Trust Estate.........................15
SECTION 3.7     Performance of Obligations; Servicing of Trust Student
                   Loans......................................................15
SECTION 3.8     Negative Covenants............................................18
SECTION 3.9     Annual Statement as to Compliance.............................18
SECTION 3.10    Issuer May Consolidate, etc., Only on Certain Terms...........19
SECTION 3.11    Successor or Transferee.......................................20
SECTION 3.12    No Other Business.............................................20
SECTION 3.13    No Borrowing..................................................21
SECTION 3.14    Obligations of Servicer and Administrator.....................21
SECTION 3.15    Guarantees, Loans, Advances and Other Liabilities.............21
SECTION 3.16    Capital Expenditures..........................................21

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SECTION 3.17    Restricted Payments...........................................21
SECTION 3.18    Notice of Events of Default...................................21
SECTION 3.19    Further Instruments and Acts..................................22

                                   ARTICLE IV
                           Satisfaction and Discharge

SECTION 4.1     Satisfaction and Discharge of Indenture.......................22
SECTION 4.2     Application of Trust Money....................................23
SECTION 4.3     Repayment of Moneys Held by Paying Agent......................23
SECTION 4.4     Auction of Trust Student Loans................................23

                                    ARTICLE V
                                    Remedies

SECTION 5.1     Events of Default.............................................24
SECTION 5.2     Acceleration of Maturity; Rescission and Annulment............25
SECTION 5.3     Collection of Indebtedness and Suits for Enforcement by
                   Indenture Trustee..........................................26
SECTION 5.4     Remedies; Priorities..........................................28
SECTION 5.5     Optional Preservation of the Trust Student Loans..............31
SECTION 5.6     Limitation of Suits...........................................31
SECTION 5.7     Unconditional Rights of Noteholders to Receive Principal
                   and Interest...............................................32
SECTION 5.8     Restoration of Rights and Remedies............................32
SECTION 5.9     Rights and Remedies Cumulative................................32
SECTION 5.10    Delay or Omission Not a Waiver................................33
SECTION 5.11    Control by Noteholders........................................33
SECTION 5.12    Waiver of Past Defaults.......................................33
SECTION 5.13    Undertaking for Costs.........................................34
SECTION 5.14    Waiver of Stay or Extension Laws..............................34
SECTION 5.15    Action on Notes...............................................34
SECTION 5.16    Performance and Enforcement of Certain Obligations............34

                                   ARTICLE VI
                              The Indenture Trustee

SECTION 6.1     Duties of Indenture Trustee...................................35
SECTION 6.2     Rights of Indenture Trustee...................................36
SECTION 6.3     Individual Rights of Indenture Trustee........................37
SECTION 6.4     Indenture Trustee's Disclaimer................................37
SECTION 6.5     Notice of Defaults............................................37
SECTION 6.6     Reports by Indenture Trustee to Noteholders...................37
SECTION 6.7     Compensation and Indemnity....................................38
SECTION 6.8     Replacement of Indenture Trustee..............................38
SECTION 6.9     Successor Indenture Trustee by Merger.........................39
SECTION 6.10    Appointment of Co-Trustee or Separate Trustee.................40

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SECTION 6.11    Eligibility; Disqualification.................................41
SECTION 6.12    Preferential Collection of Claims Against the Issuer..........41

                                   ARTICLE VII
                         Noteholders' Lists and Reports

SECTION 7.1     Issuer to Furnish Indenture Trustee Names and
                   Addresses of Noteholders...................................41
SECTION 7.2     Preservation of Information; Communications to
                   Noteholders................................................41
SECTION 7.3     Reports by Issuer.............................................42

                                  ARTICLE VIII
                      Accounts, Disbursements and Releases

SECTION 8.1     Collection of Money...........................................43
SECTION 8.2     Trust Accounts................................................43
SECTION 8.3     General Provisions Regarding Accounts.........................43
SECTION 8.4     Release of Indenture Trust Estate.............................44
SECTION 8.5     Opinion of Counsel............................................45

                                   ARTICLE IX
                             Supplemental Indentures

SECTION 9.1     Supplemental Indentures Without Consent of Noteholders........45
SECTION 9.2     Supplemental Indentures with Consent of Noteholders...........46
SECTION 9.3     Execution of Supplemental Indentures..........................47
SECTION 9.4     Effect of Supplemental Indenture..............................48
SECTION 9.5     Conformity with Trust Indenture Act...........................48
SECTION 9.6     Reference in Notes to Supplemental Indentures.................48

                                    ARTICLE X
                               Redemption of Notes

SECTION 10.1    Redemption....................................................48
SECTION 10.2    Form of Redemption Notice.....................................48
SECTION 10.3    Notes Payable on Redemption Date..............................49

                                   ARTICLE XI
                                  Miscellaneous

SECTION 11.1    Compliance Certificates and Opinions, etc.....................49
SECTION 11.2    Form of Documents Delivered to Indenture Trustee..............51
SECTION 11.3    Acts of Noteholders...........................................52
SECTION 11.4    Notices, etc., to Indenture Trustee, Issuer and Rating
                   Agencies...................................................52
SECTION 11.5    Notices to Noteholders; Waiver................................53
SECTION 11.6    Alternate Payment and Notice Provisions.......................54
SECTION 11.7    Conflict with Trust Indenture Act.............................54
SECTION 11.8    Effect of Headings and Table of Contents......................54

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SECTION 11.9    Successors and Assigns........................................54
SECTION 11.10   Separability..................................................54
SECTION 11.11   Benefits of Indenture.........................................54
SECTION 11.12   Legal Holidays................................................55
SECTION 11.13   Governing Law.................................................55
SECTION 11.14   Counterparts..................................................55
SECTION 11.15   Recording of Indenture........................................55
SECTION 11.16   Trust Obligations.............................................55
SECTION 11.17   No Petition...................................................55
SECTION 11.18   Inspection....................................................56
SECTION 11.19   Subordination.................................................56

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                       APPENDICES, SCHEDULES AND EXHIBITS

APPENDIX A-1   Definitions and Usage
APPENDIX A-2   Reset Rate Note Procedures
APPENDIX A-3   Transfer Restrictions for the Reset Rate Notes

SCHEDULE A     Schedule of Initial Trust Student Loans
SCHEDULE B     Location of Trust Student Loan Files

EXHIBIT A      Forms of Notes
EXHIBIT B      Form of Note Depository Agreement for U.S. Dollar Denominated
               Notes
EXHIBIT C      Form of Note Depository Agreement for Notes Denominated in a
               Currency Other than U.S. Dollars

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          INDENTURE, dated as of June 1, 2004, among SLM STUDENT LOAN TRUST
2004-5, a Delaware statutory trust (the "Issuer"), CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as eligible lender trustee on behalf of the Issuer (in such capacity, the "Eligible Lender Trustee"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as indenture trustee (in such capacity, the "Indenture Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's Student Loan-Backed Notes (the "Notes") and, after the Notes have been paid in full, for the benefit of any Currency Swap Counterparty:

                                 GRANTING CLAUSE

          The Issuer and, with respect to the Trust Student Loans, the Eligible Lender Trustee hereby Grant to the Indenture Trustee, as trustee for the benefit of the Noteholders and, subject to the provisions of Section 11.19, any Currency Swap Counterparty, effective as of the Closing Date all of their right, title and interest in and to the following:

     (a) the Trust Student Loans, and all obligations of the Obligors thereunder including all moneys accrued and paid thereunder on or after the applicable Cutoff Date and all guaranties and other rights relating to the Trust Student Loans;

     (b) the Servicing Agreement, including the right of the Issuer to cause the Servicer to purchase Trust Student Loans from the Issuer under circumstances described therein;

     (c) the Sale Agreement, including the right of the Issuer to cause the Depositor to repurchase Trust Student Loans from the Issuer under the circumstances described therein and including the rights of the Depositor under the Purchase Agreements;

     (d) the SLMA Purchase Agreement, the VG Funding Purchase Agreement and the SLM ELC Purchase Agreement, to the extent that the rights of the Depositor thereunder have been assigned to the Issuer pursuant to the Sale Agreement, including the right of the Depositor to cause SLMA, VG Funding or SLM ELC, as the case may be, to repurchase Trust Student Loans from the Depositor under the circumstances described in the applicable Purchase Agreement;

     (e) the Administration Agreement, the Interest Rate Cap Agreement, the Remarketing Agreement, the Initial Currency Swap Agreements and any other Swap Agreements to be entered into from time to time and any agreement representing Eligible Repurchase Obligations between the Trust and an Eligible Repo Counterparty to be entered into from time to time;

     (f) each Guarantee Agreement, including the right of the Issuer to cause the related Guarantor to make Guarantee Payments in respect of the Trust Student Loans;

     (g) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, the Collection Account Initial Deposit

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and the Capitalized Interest Account Initial Deposit, if any, and all
investments and proceeds thereof (including all income thereon); and

     (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, general intangibles, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, to secure compliance with the provisions of this Indenture and, subject to the provisions of Section 11.19, to secure amounts owing to any Currency Swap Counterparty under the related Currency Swap Agreement, all as provided in this Indenture.

          The Indenture Trustee, as indenture trustee on behalf of the Noteholders and each Currency Swap Counterparty, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders and each Currency Swap Counterparty under the related Currency Swap Agreement may be adequately and effectively protected.

                                   ARTICLE I

                              Definitions and Usage

          SECTION 1.1 Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A-1 to this Indenture, which also contains rules as to usage that shall be applicable herein.

          SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

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          "indenture trustee" or "institutional trustee" means the Indenture
Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                                   ARTICLE II

                                    The Notes

          SECTION 2.1 Form. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

          Each class of Floating Rate Notes will be represented by interests in a book-entry note certificate deposited on the Closing Date with Deutsche Bank Trust Company Americas, as custodian for DTC (the "DTC Custodian"), and registered in the name of Cede & Co. as initial nominee for DTC.

          Each class of Reset Rate Notes denominated in a currency other than U.S. Dollars may be offered and sold only to QIBs in reliance on Rule 144A or to a non-U.S. Person (as defined in Regulation S) outside the United States of America in reliance on Regulation S, as applicable and will be represented by interests in either a Rule 144A global registered note certificate (the "Non-U.S. Rule 144A Global Note Certificate") or a Regulation S global registered note certificate (the "Regulation S Global Note Certificate," and collectively with the Non-U.S. Rule 144A Global Note Certificate, the "Non-U.S. Global Note Certificates"). On the Closing Date, the entire Outstanding Amount of each class of Reset Rate Notes will be allocated between the corresponding Non-U.S. Rule 144A Global Note Certificate and Regulation S Global Note Certificate, as applicable. Each Non-U.S. Global Note Certificate will be registered in the name of the Joint Nominee, and will be deposited on the Closing Date with the Regulation S Custodian. There will be only one Non-U.S. Rule 144A Global Note Certificate and one Regulation S Global Note Certificate for each class of Reset Rate Notes. On the Closing Date, with respect to each class of Reset Rate Notes, a corresponding U.S. Rule 144A Global Note

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Certificate will be deposited with the DTC Custodian and will have an outstanding principal balance of zero for so long as such class of Reset Rate Notes is denominated in a currency other than U.S. Dollars.

          Each class of Reset Rate Notes denominated in U.S. Dollars may be offered and sold only to QIBs in reliance on Rule 144A or to a non-U.S. Person (as defined in Regulation S) outside the United States in reliance on Regulation S, as applicable, and the entire outstanding principal balance of each class of Reset Rate Notes will be allocated between a global registered note certificate (the "U.S. Rule 144A Global Note Certificate", and, together with the Non-U.S. Global Note Certificates, the "Global Note Certificates"), deposited with the DTC Custodian and registered in the name of Cede & Co. as initial nominee for DTC, the Non-U.S. Rule 144A Global Note Certificate and the Regulation S Global Note Certificate. Transfers of interest among the U.S. Rule 144A Global Note Certificate, the Non-U.S. Rule 144A Global Note Certificate and the Regulation S Global Note Certificate on any date (other than a Reset Date) when the related class of Reset Rate Notes is then denominated in U.S. Dollars will be governed by the usual and customary rules and regulations applicable to DTC, Euroclear and Clearstream, as applicable.

          At all times during any Reset Period when a class of Reset Notes is to be denominated in a currency other than U.S. Dollars, the aggregate Outstanding Amount of such class of Reset Rate Notes will be allocated between the corresponding Non-U.S. Rule 144A Global Note Certificate and Regulation S Global Note Certificate, either of which may, from time to time during the related Reset Period, represent between zero and 100% of the Outstanding Amount of such class of Reset Rate Notes and the corresponding U.S. Rule 144A Global Note Certificate will have an outstanding principal balance of zero. At all times during any Reset Period when a class of Reset Rate Notes is to be denominated in U.S. Dollars, the aggregate Outstanding Amount of such class of Reset Rate Notes will be allocated among the three Global Note Certificates, any of which may, from time to time during the related Reset Period, represent between zero and 100% of the Outstanding Amount of such class of Reset Rate Notes.

          SECTION 2.2 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          The Indenture Trustee shall upon Issuer Order authenticate and deliver the Floating Rate Notes and the U.S. Rule 144A Global Note Certificates for original issue in an aggregate principal amount of $1,739,061,000, and the London Paying Agent, which is hereby appointed as authenticating agent (an "Authenticating Agent"), shall upon Issuer order authenticate and deliver the Non-U.S. Global Note Certificates for original issue in the aggregate principal amount of (euro)1,060,000,000. The aggregate principal amount of Notes Outstanding at any time may not exceed such amount except as provided in Section
2.5. On each Spread

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Determination Date, upon receipt of an Issuer Order, the Indenture Trustee shall deliver a revised Schedule A for the Reset Rate Notes to the Custodians.

          Each Note shall be dated the date of its authentication. The Floating Rate Class A Notes shall be issuable as registered notes in minimum denominations of $10,000 and additional increments of $1,000. The Class B Notes shall be issuable as registered notes in minimum denominations of $100,000 and additional increments of $1,000.

          During any Reset Period when a class of Reset Rate Notes is denominated in U.S. Dollars, such Reset Rate Notes shall be issued in minimum denominations of $250,000, and additional increments of $1. During any Reset Period when a class of Reset Rate Notes is denominated in a currency other than U.S. Dollars, such Reset Rate Notes shall be issued in minimum denominations of the applicable currency equivalent (approximately) of $250,000 and additional increments of the applicable currency equivalent of $1 (which shall be determined by reference to the exchange rate to be set forth in the related Currency Swap Agreement); provided, that during any Reset Period when a class of Reset Rate Notes is denominated in Pounds Sterling, such Reset Rate Notes shall be issued in minimum denominations of (pound)100,000 and additional increments of (pound)1; and provided, further, that during any Reset Period when a class of Reset Rate Notes is denominated in Euros, such Reset Rate Notes shall be issued in minimum denominations of (euro)100,000 and additional increments of (euro)1.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture determined to be appropriate by the Responsible Officer of the Issuer executing the temporary Notes, as evidenced by his or her execution of such temporary Notes.

          If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

          SECTION 2.4 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

          If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

          Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2 or, with respect to the Reset Rate Notes, to the Note Registrar or any transfer agent, as applicable, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations and a like aggregate principal amount.

          On each Reset Date on which either the All Hold Rate is not applicable or fewer than 100% of a class of Reset Rate Noteholders permissibly elect to hold their Reset Rate Notes, the Indenture Trustee shall allocate the aggregate Outstanding Amount of such class of Reset Rate Notes, if such class of Reset Rate Notes is to be denominated in U.S. Dollars during the immediately following Reset Period, to the Global Note Certificates, any of which may, from time to time during the related Reset Period, represent between zero and 100% of the Outstanding Amount of such Reset Rate Notes. On any Reset Date when a class of Reset Rate Notes is to be denominated in a currency other than U.S. Dollars during the immediately following Reset Period, the Outstanding Amount of such class of Reset Rate Notes shall be allocated entirely to the Non-U.S. Global Note Certificates, as applicable, and the corresponding U.S. Rule 144A Global Certificate will have an outstanding principal balance of zero. Any transfer of a class of Reset Rate Notes when such class is denominated in a non-U.S. Dollar Currency (other than on a Reset Date) between the related U.S. Rule 144A Global Note Certificate and the related Non-U.S. Global Note Certificates is not permitted and any attempt or inadvertent transfer shall be null and void and of no effect.

          At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

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          All Notes issued upon any registration of transfer or exchange of
Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Noteholder thereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

          No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

          The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

          Any transfer or assignment of any Note or any interest in any Note that is not effected pursuant to the provisions of this Indenture (including, without limitation, this Section 2.4, Section 2.13 and Appendix A-3 to this Indenture), such as a transfer or assignment not reflected on the Note Register, shall be null and void and shall not be taken into account by, or be binding upon, the Indenture Trustee or any other party.

          SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Indenture Trustee such security or indemnity as may be required by each of them to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within 15 days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

          Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Noteholder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

          Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.6 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of, interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

          SECTION 2.7 Payment of Principal and Interest; Note Interest Shortfall. (a) The Floating Rate Notes shall accrue interest as provided in such Floating Rate Notes, which shall be substantially in the form of Exhibits A-1, A-2, A-3, A-4 and A-11 and each class of Reset Rate Notes shall accrue interest as provided in such Reset Rate Notes, which shall be substantially in the form of Exhibit A-5, A-6, A-7, A-8, A-9 or A-10, and such interest shall be payable on each applicable Distribution Date as specified therein, subject to Section
3.1. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the applicable Clearing Agency, for the Notes, payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Note Final Maturity Date for such Note which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

     (b) The principal amount of each class of Floating Rate Notes shall be payable in installments on each applicable Distribution Date as provided in the forms of Notes set forth in Exhibits A-1, A-2, A-3, A-4 and A-11 and the principal amount of each class of Reset Rate Notes shall be payable on each applicable Distribution Date as set forth in Exhibit A-5 A-6, A-7, A-8, A-9 or A-10 and in Appendix A-2 to this Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of each class of the Notes shall be due and payable, if not previously paid, on the Note Final Maturity Date for such class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Indenture Trustee or the Noteholders of the Notes representing at least a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All principal payments on the Notes shall be made pro rata to the specific class of Noteholders entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

     (c) If the Issuer defaults in a payment of interest at the applicable Note Rate on the Notes, the Issuer shall pay the resulting Note Interest Shortfall on the following Distribution Date as provided in the Administration Agreement.

          SECTION 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

          SECTION 2.9 Release of Collateral. Subject to Sections 3.1(b) and
11.19 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer, an Opinion of Counsel and Independent Certificates in accordance with TIA (S)(S) 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

          SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the applicable initial Clearing Agency by the Issuer, or by the Indenture Trustee on behalf of the

Issuer. Such Notes shall initially be registered on the Note Register in the name of the nominee of each initial Clearing Agency, and no Note Owner shall receive a definitive, fully registered note (a "Definitive Note") representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until Definitive Notes have been issued to Note Owners pursuant to
Section 2.12:

          (i) the provisions of this Section shall be in full force and effect;

          (ii) the Note Registrar and the Indenture Trustee, and their respective directors, officers, employees and agents, may deal with the applicable Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (iv) the rights of Note Owners shall be exercised only through the applicable Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the applicable Clearing Agency and/or the applicable Clearing Agency Participants pursuant to the Note Depository Agreements; and unless and until Definitive Notes are issued pursuant to Section 2.12, the applicable initial Clearing Agency will make book-entry transfers among the applicable Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such applicable Clearing Agency Participants;

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or applicable Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

          (vi) upon acquisition or transfer of a beneficial interest in any Book-Entry Note by, for or with the assets of, an employee benefit plan or other retirement arrangement ("Benefit Plan"), such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Section 406 of ERISA or
Section 4975 of the Code, a non-exempt prohibited transaction in violation of
Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

          SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication is required under this Indenture to be given to Noteholders, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture

Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

          SECTION 2.12 Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that a Clearing Agency (a) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise), (b) announces an intention to cease business permanently (or does so and no alternative clearing system acceptable to the Indenture Trustee is then available), or (c) at any time, is unwilling or unable to continue as, or ceases to be, a clearing agency registered under all applicable laws, and a successor clearing agency which is registered as a clearing agency under all applicable laws is not appointed by the Administrator within 90 days of such event, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through that Clearing Agency or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the applicable Notes advise the applicable Clearing Agency (which shall then notify the Indenture Trustee) in writing that the continuation of a book-entry system through such Clearing Agency is no longer in the best interests of such Note Owners, then the Indenture Trustee shall cause such Clearing Agency to notify all Note Owners cleared, through such Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by a Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of such Clearing Agency, which shall include, without limitation, the identity and payment instructions for all Noteholders of the applicable Notes. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders.

          Upon acquisition or transfer of a Definitive Note by, for or with the assets of, a Plan, such Note Owner shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Plan subject to Section 406 of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or
Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Plan subject to a substantially Similar Law, a non-exempt violation of such substantially Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

          SECTION 2.13 Transfer Restrictions. Each Noteholder and Note Owner of a Reset Rate Note shall be subject to the restrictions on transfer thereof set forth in Appendix A-3 to this Indenture.

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

                                  ARTICLE III

                                    Covenants

          SECTION 3.1 Payments to Noteholders and each Swap Counterparty.

     (a) The Issuer shall duly and punctually pay the principal and interest, if any, with respect to the Notes in accordance with the terms of the Notes and this Indenture and shall duly and punctually pay amounts, if any, owing to each Swap Counterparty in accordance with the terms of this Indenture and the related Swap Agreement. Without limiting the foregoing, the Issuer shall cause to be distributed to Noteholders and each Swap Counterparty in accordance with the Administration Agreement that portion of the amounts on deposit in the Trust Accounts on a Distribution Date or with respect to any Swap Counterparty amounts on deposit in the relevant Trust Accounts on the date such payment is due under the related Swap Agreement, which the Noteholders and any Swap Counterparty are entitled to receive pursuant to Sections 2.7 and 2.8 of the Administration Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     (b) In the event that pursuant to the terms of an applicable Swap Agreement, a related Swap Counterparty (or its credit support provider) is required to deposit cash or securities as collateral to secure its obligations ("Swap Collateral"), the Indenture Trustee shall establish and maintain one or more Eligible Deposit Accounts in the name of the Indenture Trustee for the benefit of the Issuer and such Swap Counterparty (each a "Swap Agreement Collateral Account"). All sums on deposit and securities held in any Swap Agreement Collateral Account shall be used only for the purposes set forth in the related credit support agreement to be entered into between the Trust and the related Swap Counterparty (a "Credit Support Agreement"). Amounts on deposit in any Swap Agreement Collateral Account may be invested in Eligible Investments at the written direction of the related Swap Counterparty and on each Distribution Date, all Investment Earnings actually received by the Indenture Trustee on amounts on deposit in a Swap Agreement Collateral Account or on securities held by the Indenture Trustee as Swap Collateral shall be paid directly to the related Swap Counterparty and not become part of Available Funds in accordance with the terms of the Credit Support Agreement. All amounts deposited in a Swap Agreement Collateral Account shall be paid to the Issuer (and become part of Available Funds on the related Distribution Date) or returned to the related Swap Counterparty, from time to time, in accordance with the provisions set forth in the related Credit Support Agreement.

          SECTION 3.2 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York and in Luxembourg, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, or in such other jurisdiction if any of the Notes are listed on another stock exchange of international standing and the rules of such other exchange so require, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

          SECTION 3.3 Money for Payments to be Held in Trust. As provided in
Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes or any Swap Agreement that are to be made from amounts distributed from the Collection Account or any other Trust Account pursuant to Sections 2.7 and 2.8 of the Administration Agreement shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so distributed from the Collection Account for payments to Noteholders or any Swap Counterparty shall be paid over to the Issuer except as provided in this Section.

          On or before the Business Day next preceding each Distribution Date and Redemption Date, the Issuer shall distribute or cause to be distributed to the Indenture Trustee (or any other Paying Agent) an aggregate sum sufficient to pay the amounts then becoming due under the Notes or any Swap Agreement, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

          The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes or any Swap Agreement in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes or any Swap Agreement;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payments due under the Notes or any Swap Agreement if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

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

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request or if the Issuer has been terminated to the Depositor upon its written request; and the Noteholder thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York and in Luxembourg, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, or in such other jurisdiction if any of the Notes are listed on another stock exchange of international standing and the rules of such other exchange so require, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

          SECTION 3.4 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate.

          SECTION 3.5 Protection of Indenture Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto, all such financing statements and continuation statements and will take such other action necessary or advisable to:

          (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

          (iii) enforce any of the Collateral; or

          (iv) preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee, the Noteholders and each Swap Counterparty in such Indenture Trust Estate against the claims of all persons and parties.

          The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

          SECTION 3.6 Opinions as to Indenture Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture as is necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b) On or before December 31 in each calendar year, beginning in 2004, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and any indentures supplemental hereto as is necessary to maintain the lien and security interest created by this Indenture and relating the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, recording and refiling of this Indenture and any indentures supplemental hereto that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

          SECTION 3.7 Performance of Obligations; Servicing of Trust Student Loans. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any other Basic Document or such other instrument or agreement.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer; provided, however, the Issuer shall not be liable for any acts of Persons with whom the Issuer has contracted with reasonable care. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture. The Issuer shall give written notice to the Indenture Trustee and each Rating Agency of any such contract with any other Person.

     (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Indenture Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements prepared by the Issuer and required to be filed by the terms of this Indenture and the Administration Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Noteholders of at least a majority of the Outstanding Amount of the Notes. The Issuer shall give written notice to each Rating Agency of any such waiver, amendment, modification, supplement or termination.

     (d) If a Responsible Officer of the Issuer shall have knowledge of the occurrence of a Servicer Default or an Administrator Default under the Servicing Agreement or the Administration Agreement, respectively, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement, or an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under the Administration Agreement, as the case may be, with respect to the Trust Student Loans, the Issuer shall take all reasonable steps available to it to enforce its rights under the Basic Documents in respect of such failure.

     (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers, pursuant to Section 5.1 of the Servicing Agreement, or to the Administrator of the Administrator's rights and powers, pursuant to Section 5.1 of the Administration Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer") or a successor administrator (the "Successor Administrator"), respectively, and such Successor Servicer or Successor Administrator, as the case may be, shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer or Successor Administrator has not been appointed and accepted its appointment at the time when the Servicer or Administrator, as the case may be, ceases to act as Servicer or Administrator, respectively, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer or Successor Administrator, as the case may be. The Indenture Trustee may resign as the Successor Servicer or the Successor Administrator by giving written notice of resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer or a new administrator enters into an agreement with the Issuer as provided below; provided, however, that nothing herein shall require or permit the Indenture Trustee to act as Servicer, or otherwise service the Trust Student Loans, in violation of the Higher Education Act. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Servicing Agreement or a new administrator as the Successor Administrator under the Administration Agreement, as the case may be. Any Successor Servicer or Successor Administrator, other than the Indenture Trustee, shall (i) be an established institution (A) that satisfies any requirements of the Higher Education Act applicable to servicers and (B) whose regular business includes the servicing or administration of student loans and (ii) enter into a servicing agreement or an administration agreement, respectively, with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement and the

Administration Agreement, as applicable. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer or new administrator, as the case may be, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer or Successor Administrator; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement or Administration Agreement, as applicable, and in accordance with Section 5.2 of the Servicing Agreement and Section 5.2 of the Administration Agreement, the Issuer shall enter into an agreement with such successor for the servicing or administration of the Trust Student Loans (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed as provided herein to the Servicer's duties as Servicer with respect to the Trust Student Loans, or the Administrator's duties with respect to the Issuer and the Trust Student Loans, as the case may be, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer or the Administrator, as the case may be, and the servicing or administration of the Trust Student Loans. In case the Indenture Trustee shall become successor to the Servicer or the Administrator, the Indenture Trustee shall be entitled to appoint as Servicer or as Administrator, as the case may be, any one of its Affiliates, provided that such appointment shall not affect or alter in any way the liability of the Indenture Trustee as Successor Servicer or Successor Administrator, respectively, in accordance with the terms hereof.

     (f) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, or any termination of the Administrator's rights and powers pursuant to the Administration Agreement, as the case may be, the Issuer shall promptly notify the Indenture Trustee and each Rating Agency. As soon as a Successor Servicer or a Successor Administrator is appointed, the Issuer shall notify the Indenture Trustee and each Rating Agency of such appointment, specifying in such notice the name and address of such Successor Servicer or such Successor Administrator.

     (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee or the Noteholders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, except to the extent otherwise provided in the Basic Documents, or waive timely performance or observance by the Servicer, the Administrator, the Depositor, the holder of the Excess Distribution Certificate, SLMA, VG Funding, SLM ELC, the Issuer, the Eligible Lender Trustee or any Swap Counterparty under the Basic Documents; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or any Swap Counterparty, or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the Noteholders of all the Outstanding

Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Noteholders, the Issuer shall give written notice thereof to each Rating Agency and agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

          SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

          (i) except as expressly permitted by this Indenture or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Trustee;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate;

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law, and other than as expressly permitted by the Basic Documents) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Indenture Trust Estate; or

          (iv) enter into any amendment to the Interest Rate Cap Agreement or any Swap Agreement to cure any ambiguity in, or to correct or supplement any provision of the Interest Rate Cap Agreement or any Swap Agreement, unless the Issuer has determined, and the Indenture Trustee has agreed in writing at the written direction of the Issuer, that the amendment will not materially adversely affect the interests of the Noteholders and provided that the Issuer has provided reasonable notice to the Rating Agencies of such amendment and the Rating Agency Condition is satisfied.

          SECTION 3.9 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and each Rating Agency, within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2004), an Officers' Certificate of the Issuer stating that:

          (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officers' supervision; and

          (ii) to the best of such Authorized Officers' knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

          SECTION 3.10 Issuer May Consolidate, etc., Only on Certain Terms.

     (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, and interest, if any, on all Notes and the performance or observance of every agreement and covenant of this Indenture and the other Basic Documents on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal or Delaware state tax consequence to the Issuer or any Noteholder or any Swap Counterparty;

          (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Indenture Trust Estate, to any Person, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, and interest, if any, on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders and any Currency Swap Counterparty, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal or Delaware state tax consequence to the Issuer or any Noteholder;

          (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

          SECTION 3.11 Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), SLM Student Loan Trust 2004-5 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery by the Issuer of written notice to the Indenture Trustee stating that SLM Student Loan Trust 2004-5 is to be so released.

          SECTION 3.12 No Other Business. The Issuer shall not engage in any business other than financing (including entering into Swap Agreements from time to time), purchasing, owning, selling and managing the Trust Student Loans and the other assets of the Issuer and related proceeds in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

          SECTION 3.13 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

          SECTION 3.14 Obligations of Servicer and Administrator. The Issuer shall cause the Servicer to comply with Sections 3.1, 3.2 and 3.3 of the Administration Agreement and Section 3.7 of the Servicing Agreement and the Administrator to comply with Sections 2.11, 3.1, 3.2 and 3.3 of the Administration Agreement.

          SECTION 3.15 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture and the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 3.16 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

          SECTION 3.17 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Eligible Lender Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders, any Swap Counterparty, any Remarketing Agent, the Administrator, the Depositor and the holder of the Excess Distribution Certificate as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

          SECTION 3.18 Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Rating Agencies and each Swap Counterparty prompt written notice of each Event of Default hereunder. The Issuer shall give the Indenture Trustee, the Rating Agencies and each Swap Counterparty prompt written notice of each default on the part of (i) the Depositor of its obligations under the Sale Agreement, (ii) SLMA of its obligations under the SLMA Purchase Agreement, (iii) SLM ELC of its obligations under the SLM ELC Purchase Agreement, (iv) VG Funding of its obligations under the VG Funding Purchase Agreement, (v) the Servicer of its obligations under the Servicing Agreement, or (vi) the Administrator of its obligations under the Administration Agreement. In addition, the Issuer shall deliver to the Indenture Trustee, each Rating Agency and each Swap Counterparty, within five days after the occurrence thereof, written notice in the form of an Officers' Certificate of the Issuer of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 3.19 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                           Satisfaction and Discharge

          SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including, without limitation, the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under
Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

     (a) either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               (i) have become due and payable,

               (ii) will become due and payable at their respective Note Final Maturity Date, within one year, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture

Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Note Final Maturity Date;

     (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

     (c) the Issuer has delivered to the Indenture Trustee an Officers' Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          SECTION 4.2 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes or to any Swap Counterparty, as applicable, for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Administration Agreement or required by law.

          SECTION 4.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          SECTION 4.4 Auction of Trust Student Loans. On the date (the "Trust Auction Date") that is three Business Days prior to the Distribution Date immediately following the end of the first Collection Period when the Pool Balance is equal to 10% or less of the sum of (i) the Initial Pool Balance and
(ii) the aggregate initial principal balance of all Additional Trust Student Loans plus accrued interest to be capitalized as of their respective Subsequent Cutoff Dates, any Trust Student Loans remaining in the Trust shall be offered for sale by the Indenture Trustee unless the Servicer has exercised its option to purchase the Trust Estate as described in Section 6.1(a) of the Administration Agreement with respect to such Distribution Date. The Servicer will be deemed to have waived such option if it fails to notify the Eligible Lender Trustee and the Indenture Trustee of its exercise thereof in writing prior to the Indenture Trustee's acceptance of a bid to purchase such Trust Student Loans; provided, however, that there shall be no such offer for sale if the Indenture Trustee fails to provide notice to the Servicer in accordance with this Section 4.4. The Indenture Trustee shall provide written notice to the Servicer of any such offer for sale at least 5 Business Days in advance of the Trust Auction Date. The Indenture Trustee shall permit the Servicer or any of its Affiliates including SLMA, VG Funding, SLM ELC and the Servicer to offer bids only if the Pool Balance as of the applicable Trust Auction Date is equal to 10% or less of the sum of (i) the Initial Pool Balance and (ii) the aggregate initial principal balance of all Additional Trust Student Loans plus accrued interest to be capitalized as of their respective Subsequent Cutoff Dates, and such bid does not exceed the fair market value of the Trust Student Loans as of the Trust Auction Date. If at least two bids are received, the Indenture Trustee shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee shall accept the highest of such remaining bids if it is equal to or in excess of both the Minimum Purchase Amount and the fair market value of such Trust Student Loans as of the end of the Collection Period immediately preceding the Trust Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the Minimum Purchase Amount and the fair market value of the Trust Student Loans, the Indenture Trustee shall not consummate such sale. The Indenture Trustee may consult, and, at the direction of the Depositor, shall consult, with a financial advisor, including an Underwriter or Initial Purchaser of the Notes or the Administrator, to determine if the fair market value of the Trust Student Loans has been offered. The proceeds of any such sale will be paid at the time set forth in
Section 2.6 of the Administration Agreement and applied in the order of priority set forth in Section 5.4(b). If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids for sale of the Trust Student Loans with respect to future Distribution Dates upon terms similar to those described above, including the Servicer's waiver of its option to purchase the Trust Estate in accordance with
Section 6.1(a) of the Administration Agreement with respect to each such future Distribution Date.

                                   ARTICLE V

                                    Remedies

          SECTION 5.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

          (ii) default in the payment of the principal of any Note when the same becomes due and payable on the related Note Final Maturity Date; or

          (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing having been incorrect in any material respect as of the time when made, such default or breach having a material adverse effect on the holders of the Notes, and such default or breach shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

          (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (v) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

          SECTION 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Noteholders representing at least a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject, however, to Section 5.4 of this Indenture.

          At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders of Notes representing at least a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (a) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (b) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

          No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of any Note when the same becomes due and payable at the related Note Final Maturity Date, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the rate specified in Section 2.7 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (a) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (b) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and any Currency Swap Counterparty by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other, comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders (and, if applicable, any Currency Swap Counterparty) in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, any Currency Swap Counterparty and the Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, any Currency Swap Counterparty or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

          and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and any Currency Swap Counterparty to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders and any Currency Swap Counterparty to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

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     (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders, and after the Notes have been paid in full, and subject to the provisions of Section 11.19, any Currency Swap Counterparty.

     (f) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders and each Currency Swap Counterparty, and it shall not be necessary to make any Noteholder or any Currency Swap Counterparty a party to any such Proceedings.

          SECTION 5.4 Remedies; Priorities. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.5):

     (a) (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture, with respect to the Indenture Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC with respect to the Trust Estate and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, any Currency Swap Counterparty and the Noteholders;

          (iv) sell the Indenture Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and/or

          (v) elect to have the Eligible Lender Trustee maintain ownership of the Trust Student Loans and continue to apply collections with respect to the Trust Student Loans as if there had been no declaration of acceleration;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or (ii) with respect to the Class A Notes, unless (A) the Noteholders of 100% of the Outstanding Amount of the Class A Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Class A Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Class A Notes for principal and interest or (C) the Indenture Trustee determines that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Class A Notes as would have become due if

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

the Class A Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of 66-2/3% of the Outstanding Amount of the Class A Notes; provided, further, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or (ii) with respect to the Class A Notes, unless (D) the proceeds of such sale or liquidation distributable to the Class B Noteholders plus the proceeds of the sale or liquidation of the Trust Estate distributable to the Class B Noteholders are sufficient to pay to the Class B Noteholders the Outstanding Amount of the Class B Notes plus accrued and unpaid interest thereon or (E) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation distributable to the Class B Noteholders plus the proceeds of the sale or liquidation of the Trust Estate distributable to the Class B Noteholders would not be sufficient to pay to the Class B Noteholders the outstanding principal plus accrued and unpaid interest thereon, the Class B Noteholders of at least a majority of the Outstanding Amount of the Class B Notes consent thereto. In determining such sufficiency or insufficiency with respect to clauses (B), (C),
(D) and (E), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate and/or Trust Estate, as applicable, for such purpose.

     (b) Notwithstanding the provisions of Section 8.2, following the occurrence and during the continuation of an Event of Default specified in Section 5.1(i), 5.1(ii), 5.1(iv) or 5.1(v) which has resulted in an acceleration of the Notes, if the Indenture Trustee collects any money or property, it shall pay out the money or property (and other amounts including amounts, if any, held on deposit in each of the Trust Accounts) held as Collateral for the benefit of the Noteholders, net of liquidation costs associated with the sale of the assets of the Trust, in the following order:

          FIRST:

          A: to the applicable Noteholders of each class of Reset Rate Notes then denominated in U.S. Dollars and then structured not to receive a payment of principal until the end of the related Reset Period, the amount, if any, on deposit in the related Accumulation Account for such Reset Rate Notes (excluding any Investment Earnings thereon) in reduction of the Outstanding Amount of such Reset Rate Notes until they are paid in full; and/or

          B: to the related Currency Swap Counterparty if any class of Reset Rate Notes is then in Foreign Exchange Mode is then structured not to receive a payment of principal until the end of its Reset Period, the amount, if any, on deposit in the related Accumulation Account for such Reset Rate Notes (excluding any Investment Earnings thereon) in reduction of the Outstanding Amount of such Reset Rate Notes until they are paid in full;

          SECOND: to the Indenture Trustee for amounts due under Section 6.7;

          THIRD: to the Servicer for due and unpaid Primary Servicing Fees;

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

          FOURTH: to the Administrator, any due and unpaid Administration Fees;

          FIFTH: pro rata, based on amounts due and owing:

          A: to the Class A Noteholders (other than the noteholders of any class of Reset Rate Notes if a Swap Agreement with respect to interest payments to be made to such noteholders is then in effect), for amounts due and unpaid on the Class A Notes for interest at the applicable Note Rate, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for such interest;

          B: if a Swap Agreement is then in effect for any class of Reset Rate Noteholders with respect to interest payments to be made to such noteholders, to each Swap Counterparty, the amount of any Swap Interest Payments due and payable by the Issuer (other than as paid to that Swap Counterparty under clause FIRST); and

          C: if any Swap Agreement with respect to any class of Reset Rate Notes has been terminated, to the related Swap Counterparty, the amount of any Swap Termination Payments due to such Swap Counterparty due to a Termination Event (as defined in the related Swap Agreement) resulting from a payment default under the related Swap Agreement by the Issuer, a non-rescindable, non-waivable acceleration of the Notes, or the bankruptcy or insolvency of the Issuer.

          SIXTH:

          A: If any class of Reset Rate Notes is in Foreign Exchange Mode, pro rata (1) to the Class A Noteholders (other than the holders of any such class of Reset Rate Notes then in Foreign Exchange
               Mode), ratably, an amount sufficient to reduce the respective principal balance of those Class A Notes to zero, and (2) to the applicable Currency Swap Counterparties an amount sufficient to reduce the U.S. Dollar Equivalent Principal Amount of each class of Reset Rate Notes then in Foreign Exchange Mode to zero; or

          B: if both classes of Reset Rate Notes are then denominated in U.S. Dollars, pro rata to the Class A Noteholders, ratably, an amount sufficient to reduce the respective principal balance of those Class A Notes to zero;

          SEVENTH: to the Class B Noteholders for amounts due and unpaid on the Class B Notes for interest at the Class B Note Rate;

          EIGHTH: to the Class B Noteholders, an amount sufficient to reduce the Outstanding Amount of the Class B Notes to zero;

          NINTH: to the Servicer, for any unpaid Carryover Servicing Fees;

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

          TENTH: to any Swap Counterparties (including the Interest Rate Cap Swap Counterparty), pro rata, the amount of any Swap Termination Payments due to such Swap Counterparties by the Issuer and not payable in Clause FIFTH (C);

          ELEVENTH: to the Remarketing Agents, any due and unpaid Remarketing Fees payable by the Issuer to the extent not previously paid from amounts on deposit in the Remarketing Fee Account;

          TWELFTH: sequentially, first to the Remarketing Agents, and second to the Administrator for any advances made on behalf of the Issuer, in each case, for payment of certain costs and expenses as set forth in Section 3 of the Remarketing Agreement in connection with the remarketing of any class of Reset Rate Notes not previously reimbursed by the Issuer; and

          THIRTEENTH: to the Excess Distribution Certificateholder, any remaining funds.

          If the Trust has entered into a Currency Swap Agreement and such Currency Swap Agreement terminates, amounts that would have otherwise been paid to the related Currency Swap Counterparty (other than amounts payable as a Termination Payment thereunder) will be used to make payments to the related class of Reset Rate Noteholders in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related Currency Swap Counterparty would have made. If this occurs, the Trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions on the applicable class of Reset Rate Notes.

          The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

          SECTION 5.5 Optional Preservation of the Trust Student Loans. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate. In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

          SECTION 5.6 Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

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

          (ii) the Noteholders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of at least a majority of the Outstanding Amount of the Notes;

          it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

          In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

          SECTION 5.7 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on its Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

          SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

          SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, any Swap Counterparty or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and

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

remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, any Swap Counterparty or any Noteholder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, any Swap Counterparty or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, any Swap Counterparty or by the Noteholders, as the case may be.

          SECTION 5.11 Control by Noteholders. The Noteholders of at least a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by the Noteholders of not less than 100% of the Outstanding Amount of the Notes;

          (iii) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Noteholders of less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

          (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

          SECTION 5.12 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of money due has been obtained as described in Section 5.2, the Noteholders of at least a majority of the Outstanding Amount of the Notes may waive any past Default and its consequences except a Default (a) in payment when due of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

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

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

          SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit Instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

          SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

          SECTION 5.16 Performance and Enforcement of Certain Obligations.

     (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, SLMA, VG Funding, SLM ELC, the Administrator and the Servicer, as applicable, of each of their obligations to the Issuer, whether directly or by assignment, under or in connection with the Sale Agreement, the SLMA Purchase Agreement, the VG Funding Purchase Agreement, the SLM ELC Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies,

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

powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the SLMA Purchase Agreement, the VG Funding Purchase Agreement, the SLM ELC Purchase Agreement, the Administration Agreement and the Servicing Agreement, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, SLMA, VG Funding, SLM ELC, the Administrator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, SLMA, VG Funding, SLM ELC, the Administrator or the Servicer of each of their obligations under the Sale Agreement, the SLMA Purchase Agreement, the VG Funding Purchase Agreement, the SLM ELC Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the written direction of the Noteholders of 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, SLMA, VG Funding, SLM ELC, the Administrator or the Servicer under or in connection with the Sale Agreement, the SLMA Purchase Agreement, the VG Funding Purchase Agreement, the SLM ELC Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Depositor, SLMA, VG Funding, SLM ELC, the Administrator or the Servicer of each of their obligations to the Issuer thereunder, whether directly or by assignment, and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the SLMA Purchase Agreement, the VG Funding Purchase Agreement, the SLM ELC Purchase Agreement, the Administration Agreement and the Servicing Agreement, respectively, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              The Indenture Trustee

          SECTION 6.1 Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

     (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the other Basic Documents.

     (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

     (g) Except as expressly provided in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

     (h) In the event that the Indenture Trustee is the Paying Agent or the Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Indenture shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Note Registrar.

     (i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 6.2 Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officers' Certificate of the Issuer and/or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

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

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 6.3 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

          SECTION 6.4 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

          SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail notice of the Default to each Noteholder and any Swap Counterparty within 90 days and to each Rating Agency as soon as practicable within 30 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders and any Swap Counterparty. Except as provided in the first sentence of this Section 6.5, in no event shall the Indenture Trustee be deemed to have knowledge of a Default or an Event of Default.

          SECTION 6.6 Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver to each Noteholder (and to each Person who was a Noteholder at any time during the applicable calendar year) such information as may be required to enable such holder to prepare its Federal and state income tax returns. Within 60 days after each December 31

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beginning with the December 31 following the date of this Indenture, the
Indenture Trustee shall mail to each Noteholder a brief report as of such December 31 that complies with TIA (S) 313(a) if required by said section. The Indenture Trustee shall also comply with TIA (S) 313(b). A copy of each such report required pursuant to TIA (S) 313(a) or (b) shall, at the time of such transaction to Noteholders, be filed by the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing.

          SECTION 6.7 Compensation and Indemnity. The Issuer shall cause the Depositor to pay to the Indenture Trustee reasonable compensation for its services in accordance with a separate agreement between the Depositor and the Indenture Trustee and shall cause the Depositor to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it as provided in such separate agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Administrator to indemnify the Indenture Trustee and its directors, officers, employees and agents against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the other Basic Documents. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents. The Issuer shall cause the Administrator to defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel acceptable to it in its sole discretion the reasonable fees and expenses of which shall be paid by the Administrator on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

          The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

          SECTION 6.8 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time by so notifying the Issuer. The Noteholders of at least a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

          (i) the Indenture Trustee fails to comply with Section 6.11;

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          (ii) an Insolvency Event occurs with respect to the Indenture Trustee;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

          (iv) the Indenture Trustee otherwise becomes incapable of acting.

          If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

          A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

          If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of at least a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. The successor Indenture Trustee shall give notice of its appointment as successor Indenture Trustee to the Rating Agencies.

          If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

          Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

          SECTION 6.9 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

          In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been

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authenticated, any successor to the Indenture Trustee may authenticate such
Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

          SECTION 6.10 Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No such appointment shall relieve the Indenture Trustee of its obligations hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every

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

provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA (S) 310(a), the requirements of an "eligible lender" under 20 USC (S) 1085(d) and the requirements of Rule 3a-7(4)(i) of the General Rules and Regulations under the Investment Company Act of 1940, as amended. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long-term senior unsecured debt rating of not less than investment grade by each of the Rating Agencies. The Indenture Trustee shall comply with TIA (S) 310(b), including the optional provision permitted by the second sentence of TIA (S) 310(b)(9); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 6.12 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                  ARTICLE VII

                         Noteholders' Lists and Reports

          SECTION 7.1 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

          SECTION 7.2 Preservation of Information; Communications to Noteholders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section
7.1 and the names and addresses of Noteholders received by the

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

Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

     (a) Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA (S) 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

     (b) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA (S) 312(c).

     (c) On each Distribution Date the Indenture Trustee shall provide to each Noteholder of record as of the related Record Date the information provided by the Administrator to the Indenture Trustee on the related Determination Date pursuant to Section 2.11 of the Administration Agreement.

     (d) The Indenture Trustee shall furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Basic Documents. The Indenture Trustee shall furnish to the Noteholders promptly upon receipt thereof from the Eligible Lender Trustee notice of any amendment of the Administration Agreement pursuant to Section 8.5 of the Administration Agreement.

          SECTION 7.3 Reports by Issuer.

     (a) The Issuer shall:

          (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA (S) 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

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     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

          SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it on behalf of Noteholders, any Swap Counterparty or the Trust pursuant to the Administration Agreement as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default under this Indenture and any right to proceed thereafter as provided in
Article V.

          SECTION 8.2 Trust Accounts. (a) On or prior to the Closing Date, the Issuer shall cause the Administrator to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, any Swap Counterparty and the Trust, each of the Trust Accounts as provided in Section 2.3 of the Administration Agreement.

     (b) On or before the Business Day immediately preceding each Distribution Date, all Available Funds and amounts set forth in paragraph (a)(2) of the definition of Available Funds with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 2.4 of the Administration Agreement. On or before each Distribution Date, the Indenture Trustee (or any other Paying Agent) shall make the required deposits and distributions as provided in Sections 2.7 and 2.8 of the Administration Agreement.

     (c) From time to time, the Indenture Trustee shall withdraw funds as directed by the Administrator for the purchase of Additional Loans pursuant to 2.10(j) of the Administration Agreement.

          SECTION 8.3 General Provisions Regarding Accounts. (a) So long as no Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order, subject to the provisions of Section 2.3(b) of the Administration Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such Trust Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or

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

sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

     (b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable for the selection of Eligible Investments or by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (c) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 10:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration; then the Indenture Trustee shall invest and reinvest funds in the Trust Accounts in the Eligible Investments described in clause (d) of the definition thereof.

          SECTION 8.4 Release of Indenture Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this
Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid, subject to the interest therein of any Swap Counterparty, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA (S)(S) 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

     (c) Each Noteholder, by the acceptance of a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Trust Student Loan to be sold to (i) the Depositor in accordance with
Section 6 of the Sale Agreement, (ii) to the Servicer in accordance with Section
3.5 of the Servicing Agreement, (iii) to SLMA in accordance with Section 6 of the SLMA Purchase Agreement, (iv) to VG Funding in accordance with Section 6 of the VG Funding Purchase Agreement, and (v) to SLM ELC in accordance with Section 6 of the SLM ELC Purchase Agreement, and each Noteholder, by the acceptance of a Note, consents to any such release.

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

          SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.4(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or any Swap Counterparty in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                             Supplemental Indentures

          SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of any Noteholders but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders and, any Swap Counterparty, as applicable, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not materially adversely affect the interests of the Noteholders or any Swap Counterparty;

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

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

          The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice to any Swap Counterparty and the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders or any Swap Counterparty under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or any Swap Counterparty.

          SECTION 9.2 Supplemental Indentures with Consent of Noteholders.

     (a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to any Swap Counterparty and the Rating Agencies and with the consent of the Noteholders of at least a majority of the Outstanding Amount of the Notes, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable (other than pursuant to the terms and conditions of the Reset Rate Notes or pursuant to the Reset Rate Note Procedures set forth in Appendix A-2 to this Indenture) or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

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

          (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to Section 5.4;

          (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

          (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of any Note of the security provided by the lien of this Indenture;

provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Swap Counterparty.

          It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

          SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

          SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                               Redemption of Notes

          SECTION 10.1 Redemption. The Indenture Trustee shall, upon receipt of written notice from the Servicer pursuant to Section 6.1(b) of the Administration Agreement, give prompt written notice to the Noteholders of the occurrence of such event. In the event that the assets of the Trust are sold pursuant to Section 6.1(a) of the Administration Agreement, that portion of the amounts on deposit in the Trust Accounts to be distributed to the Noteholders shall be paid to the Noteholders as provided in Sections 2.7 and 2.8. If amounts are to be paid to Noteholders pursuant to this Section 10.1, the notice of such event from the Indenture Trustee to the Noteholders shall include notice of the redemption of Notes by application of such amounts on the next Distribution Date which is not sooner than 15 days after the date of such notice (the "Redemption Date"), whereupon all such amounts shall be payable on the Redemption Date.

          SECTION 10.2 Form of Redemption Notice. Notice of redemption under
Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile, mailed or transmitted on or prior to the applicable Redemption Date to each

Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder's address or facsimile number appearing in the Note Register.

          All notices of redemption shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).

          Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder of any Note shall not impair or affect the validity of the redemption of any other Note.

          SECTION 10.3 Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  Miscellaneous

          SECTION 11.1 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Rating Agencies (i) an Officers' Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Rating Agencies an Officers' Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee and the Rating Agencies an Officers' Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

          (iii) Other than any property released as contemplated by clause (v) below, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officers' Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officers' Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below, or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

          (v) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Trust Student Loans as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) convey to the Depositor, the Servicer or another eligible lender those specified Trust Student Loans as and to the extent permitted or required by and in accordance with Section 8.4(c) hereof and Section 6 of the Sale Agreement, Section 3.5 of the Servicing Agreement or Section 3.11E of the Servicing Agreement, respectively, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing December 31, 2004, an Officers' Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A), (B) or (C) above that occurred during the immediately preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

          SECTION 11.2 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters, and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such

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

application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

          SECTION 11.3 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 11.4 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

     (a) The Indenture Trustee by any Noteholder, the Servicer, the Administrator or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office with a copy to: Deutsche Bank Trust Company Americas, 60 Wall Street, 26th Floor, Mailstop NYC 60-2606, New York, New York, 10005, Attention: Trust & Securities Services/Structured Finance Services.

     (b) The Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: SLM Student Loan Trust 2004-5, in care of Chase Manhattan Bank USA, National Association, Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713,

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

Attention: Corporate Trust Department; with copies to JPMorgan Chase Bank, 450 West 33rd Street 15th Fl., New York, New York 10001, Attention: Structured Finance Services; and the Administrator, 11600 Sallie Mae Drive, Reston, Virginia 20193, Attention: ABS Trust Administration, or any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

          Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Eligible Lender Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of S&P, at the following address: 55 Water Street, New York, New York 10041-0003, Attention: Asset Backed Surveillance Department, 32nd Floor, and (iii) in the case of Fitch, at the following address: One State Street Plaza, New York, New York 10004, Attention:
Municipal Structured Finance Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          Notices to any Swap Counterparty will be sent to the addresses set forth in the related Swap Agreement or the Interest Rate Cap Agreement, respectively or such other addresses as may be designated by written notice to the parties to this Indenture.

          SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default.

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

          SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

          SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successor and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind the successors, co-trustees and agents (excluding any legal representatives or accountants) of the Indenture Trustee.

          SECTION 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.11 Benefits of Indenture. (a) Except as set forth in paragraphs (b) and (c) below, nothing in this Indenture or in the Notes, express or implied shall give to any person, other than the parties hereto and their successors hereunder, the Noteholders, any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     (b) The parties to this Indenture acknowledge and agree that each Swap Counterparty is an intended third party beneficiary of this Indenture to the extent of its rights hereunder and under the related Swap Agreement entered into by the Issuer from time to time and shall be entitled to enforce such rights.

     (c) The parties to this Indenture acknowledge and agree that SLM Corporation, and any permitted transferee, if applicable, is an intended third party beneficiary of this Indenture to the extent of its rights with respect to the Call Option as set forth in Section 7 of Appendix A-2 hereto and shall be entitled to enforce such rights.

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

          SECTION 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN (S)5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

          SECTION 11.16 Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Depositor, the Administrator, the Servicer, the Eligible Lender Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign thereof in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Eligible Lender Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          SECTION 11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they shall not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents. The foregoing shall not limit the rights of the Indenture Trustee to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by any Person other than the Indenture Trustee.

          SECTION 11.18 Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information obtained from such examination or inspection except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

          SECTION 11.19 Subordination. All rights and interest of each Currency Swap Counterparty in the security interest granted to the Indenture Trustee under this Indenture shall be fully subordinated to the interests of the Noteholders. No Currency Swap Counterparty shall have any rights, implied or otherwise, in the Collateral until after the Outstanding Amount of the Notes has been reduced to zero and the Noteholders have been paid all amounts owed to them under this Indenture. Notwithstanding the foregoing, the provisions of this
Section 11.19 shall not modify or otherwise affect the contractual priority of payments set forth in Section 5.4(b) hereof or Section 2.8 of the Administration Agreement. More specifically, no Currency Swap Counterparty shall have any voting rights or rights to exercise any remedies under this Indenture until after the Outstanding Amount of the Notes has been reduced to zero and the Noteholders have been paid all amounts owed to them under this Indenture. After the Outstanding Amount of the Notes has been reduced to zero and the Noteholders have been paid all amounts owed to them under this Indenture, each Currency Swap Counterparty shall have all of the rights and obligations, including all voting rights, of the Noteholders set forth in this Indenture.

          IN WITNESS WHEREOF, the Issuer, the Eligible Lender Trustee and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                   SLM STUDENT LOAN TRUST 2004-5

                                   By: CHASE MANHATTAN BANK USA, NATIONAL
                                   ASSOCIATION, not in its individual capacity
                                   but solely as Eligible Lender Trustee


                                   By: /s/ JOHN J. CASHIN
                                       -----------------------------------------
                                       Name: John J. Cashin
                                       Title: Vice President


                                   CHASE MANHATTAN BANK USA, NATIONAL
                                   ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee


                                   By: /s/ JOHN J. CASHIN
                                       -----------------------------------------
                                       Name: John J. Cashin
                                       Title: Vice President


                                   DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee


                                   By: /s/ JENNA KAUFMAN
                                       -----------------------------------------
                                       Name: Jenna Kaufman
                                       Title: Vice President

ACCEPTED AND AGREED TO WITH RESPECT TO THE TRANSFER OF ALL RIGHT, TITLE AND INTEREST IN AND TO THE CALL OPTION CONTAINED IN, AND SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN, SECTION 7 OF APPENDIX A-2 TO THIS INDENTURE

SLM FUNDING LLC


By: /s/ MARK L. HELEEN
    -------------------------------
    Name: Mark L. Heleen
    Title: Vice President


SLM CORPORATION


By: /s/ J. LANCE FRANKE
    -------------------------------
    Name: J. Lance Franke
    Title: Authorized Agent

                                                                    APPENDIX A-1

                              DEFINITIONS AND USAGE
                                  Series 2004-5

                                      Usage

     The following rules of construction and usage shall be applicable to any instrument that is governed by this appendix (this "Appendix"):

     (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

     (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

     (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to below or any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by assignment, assumption, waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                 Appendix A-1-1

     "30/360" means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "91-day Treasury Bill Rate" means, for any relevant Interest Rate Determination Date, prior to each Interest Rate Change Date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be. The 91-day Treasury Bill Rate will be subject to a Lock-In Period of six Business Days.

     "Accrual Period" means, with respect to a Distribution Date and (i) each class of Notes bearing a floating rate of interest (including, without limitation, the Floating Rate Notes and any class of Reset Rate Notes that bears interest at a floating rate), the period from and including the immediately preceding Distribution Date for such class of Notes to but excluding the then-current Distribution Date, or in the case of the initial such period for the Floating Rate Notes, the period from and including the Closing Date to and including October 24, 2004; provided that if more than one Interest Rate Change Date occurs for any class of Reset Rate Notes bearing a floating rate of interest within any given Accrual Period, the rate of interest for the entire Accrual Period shall be as specified in the relevant Remarketing Terms Notice; and (ii) any class of Reset Rate Notes bearing a fixed rate of interest and (x) is denominated in U.S. Dollars, the period from and including the 25th day of the month of the last applicable Distribution Date, to and including the 24th day of the month of the then-current applicable Distribution Date for such class of Reset Rate Notes, or (y) is denominated in a currency other than U.S. Dollars, (A) the period from and including the 25th day of the month of the last applicable Distribution Date, to and including the 24th day of the month of the then-current applicable Distribution Date or (B) as otherwise specified on the Schedule A for the Reset Rate Notes.

     "Accumulation Account" means each account designated as such, established and maintained pursuant to Section 2.3(j) of the Administration Agreement.

     "Act" means the Securities Act of 1933, as amended.

     "Actual/360" means that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

     "Actual/365 (fixed)" means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year.

     "Actual/Actual (accrual basis)" means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year.

                                 Appendix A-1-2

     "Actual/Actual (ISMA)" means a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

          (1) where the number of days in the relevant Accrual Period is equal to or shorter than the Determination Period during which such Accrual Period ends, the number of days in such Accrual Period divided by the product of (A) the number of days in such Determination Period and (B) the number of Distribution Dates that would occur in one calendar year; or

          (2) where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

               (A) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Distribution Dates that would occur in one calendar year; and

               (B) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Distribution Dates that would occur in one calendar year;

where "Determination Period" means the period from and including one Calculation Date to but excluding the next Calculation Date and "Calculation Date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled Distribution Dates.

     "Actual/Actual (payment basis)" means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be.

     "Additional Bill of Sale" has the meaning specified in any of the Purchase Agreements or the Sale Agreement, as applicable.

     "Additional Purchase Agreement" has the meaning specified in any of the Purchase Agreements, as applicable.

     "Additional Sale Agreement" has the meaning specified in the Sale
Agreement.

     "Additional Trust Student Loan" means each Eligible Loan purchased by the Trust during the Funding Period from the Depositor pursuant to Section 6 of the Sale Agreement and each related Additional Sale Agreement.

     "Adjusted Pool Balance" means, for any Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period (plus, with respect to the initial Distribution Date, the aggregate initial principal balance of all Additional Trust Student Loans purchased during the period from but excluding September 30, 2004, to and including October 15, 2004, including accrued interest to be capitalized as of their respective Subsequent Cutoff Dates is greater than

                                 Appendix A-1-3

40% of the Initial Pool Balance (together with the aggregate initial principal balance of all Additional Trust Student Loans, plus accrued interest to be capitalized as of their respective Subsequent Cutoff Dates), the sum of that Pool Balance, Capitalized Interest and the Specified Reserve Account Balance for that Distribution Date, or (b) if the Pool Balance as of the last day of the related Collection Period (plus, with respect to the initial Distribution Date, the aggregate initial principal balance of all Additional Trust Student Loans purchased during the period from but excluding September 30, 2004, to and including October 15, 2004, including accrued interest to be capitalized as of their respective Subsequent Cutoff Dates) is less than or equal to 40% of the Initial Pool Balance (together with the aggregate initial principal balance of all Additional Trust Student Loans, plus accrued interest to be capitalized as of their respective Subsequent Cutoff Dates), the sum of that Pool Balance and Capitalized Interest.

     "Administration Agreement" means the Administration Agreement, dated as of June 10, 2004, among the Administrator, the Servicer, the Depositor, the Trust and the Eligible Lender Trustee, and as such agreement may be further amended or supplemented from time to time.

     "Administration Fees" has the meaning specified in Section 2.14 of the Administration Agreement.

     "Administrator" means Sallie Mae, Inc., in its capacity as administrator of the Trust in accordance with the Administration Agreement.

     "Administrator Default" has the meaning specified in Section 5.1 of the Administration Agreement.

     "Administrator's Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 3.1(c) of the Administration Agreement.

     "Administrator's Officers' Certificate" means an Officers' Certificate of the Administrator delivered pursuant to Section 3.1(b) of the Administration Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "All Hold Rate" means, if a class of Reset Rate Notes is denominated in U.S. Dollars during the then-current Reset Period and the immediately following Reset Period, the applicable Index plus or minus the applicable Spread (if such class of Reset Rate Notes is in floating rate mode) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (if such class of Reset Rate Notes is in fixed rate mode), that the Remarketing Agents, in consultation with the Administrator, determine will be effective, unless the Call Option is exercised, in the event that 100% of the holders of that class of Reset Rate Notes choose to hold their Notes for the upcoming Reset Period. The All Hold Rate shall be a rate that the Remarketing Agents, in consultation with the Administrator, and in their good faith

                                 Appendix A-1-4
determination, believe would result in the remarketing of the entire applicable class of Reset Rate Notes at a price equal to 100% of the Outstanding Amount thereof.

     "Authenticating Agents" mean Deutsche Bank AG London, in respect of the Reset Rate Notes, or JPMorgan Chase Bank, in respect of the Excess Distribution Certificate.

     "Authorized Officer" means (i) with respect to the Trust, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Trust pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Trust and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Available Funds" means, as to a Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period or, in the case of a Monthly Servicing Payment Date, the applicable portion of these amounts:

          (a) all collections on the Trust Student Loans (including for this purpose, as to the first Distribution Date, the Collection Account Initial Deposit), including any Guarantee Payments received on the Trust Student Loans, but net of:

               (1) any collections in respect of principal on the Trust Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors under the Guarantee Agreements, and

               (2) amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable Trust Student Loan, on the Trust Student Loans for that Collection Period including Consolidation Loan rebate fees;

          (b) any Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans during that Collection Period;

                                 Appendix A-1-5

          (c) all Liquidation Proceeds from any Trust Student Loans which became Liquidated Student Loans during that Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer related to their liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans, and all Recoveries on Liquidated Student Loans which were written off in prior Collection Periods or during that Collection Period;

          (d) the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans repurchased by the Depositor or purchased by the Servicer or for Trust Student Loans sold to another eligible lender pursuant to Section 3.11E of the Servicing Agreement;

          (e) the aggregate Purchase Amounts received during that Collection Period for those Trust Student Loans purchased by any of SLMA, VG Funding or SLM ELC;

          (f) the aggregate amounts, if any, received from any of SLMA, VG Funding, SLM ELC, the Depositor or the Servicer, as the case may be, as reimbursement of nonguaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Trust Student Loans pursuant to the Sale Agreement or Section 3.5 of the Servicing Agreement, respectively;

          (g) amounts received by the Trust pursuant to Sections 3.1 and 3.12 of the Servicing Agreement during that Collection Period as to yield or principal adjustments;

          (h) any interest remitted by the Administrator to the Collection Account prior to such Distribution Date or Monthly Servicing Payment Date;

          (i) Investment Earnings for that Distribution Date earned on amounts on deposit in each Trust Account (other than any Accumulation Account, the Euro Account or any Other Currency Account);

          (j) Investment Earnings actually received by the Trust for that Distribution Date, earned on amounts on deposit in any Accumulation Account;

          (k) amounts transferred from the Remarketing Fee Account in excess of the sum of the Reset Period Target Amounts for that Distribution Date;

          (l) payments received under the Interest Rate Cap Agreement;

          (m) amounts transferred from the Reserve Account in excess of the Specified Reserve Account Balance as of that Distribution Date;

          (n) the Investment Premium Purchase Account Release Amount transferred from any Investment Premium Purchase Account on that Distribution Date;

          (o) all amounts on deposit in any Investment Reserve Account not transferred to the related Accumulation Account to offset realized losses on Eligible Investments actually incurred by the Trust as of that Distribution Date;

                                 Appendix A-1-6

          (p) all amounts received by the Trust from any Swap Counterparty for deposit into the Collection Account, but only to the extent paid in U.S. Dollars during that Collection Period;

          (q) all amounts on deposit in any Supplemental Interest Account;

          (r) amounts transferred from the Reserve Account in excess of the Specified Reserve Account Balance for that Distribution Date;

          (s) on the October 2004 Distribution Date, all funds then remaining on deposit in the Pre-Funding Account that are transferred into the Collection Account on that Distribution Date; and

          (t) on the October 2005 Distribution Date, all funds then remaining on deposit in the Capitalized Interest Account that are transferred into the Collection Account on that Distribution Date;

provided that if on any Distribution Date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Capitalized Interest Account and the Reserve Account, in that order, to pay certain of the items specified in clauses (a) through (e) of Section 2.8 of the Administration Agreement (but excluding clause (e), and including clauses (f) and (g) thereof, in the event that a condition exists as described in either clause (i) or (ii) of the last paragraph of Section 2.8 of the Administration Agreement), as set forth in Sections 2.9 and 2.10(a) of the Administration Agreement, relating to such allocations and distributions, then Available Funds for that Distribution Date will include, in addition to the Available Funds as defined above, amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account which would have constituted Available Funds for the Distribution Date succeeding that Distribution Date, up to the amount necessary to pay such items, and the Available Funds for the succeeding Distribution Date will be adjusted accordingly.

     "Basic Documents" means the Trust Agreement, the Indenture, the Servicing Agreement, the Administration Agreement, the Sale Agreement, the SLMA Purchase Agreement, the SLM ELC Purchase Agreement, the VG Funding Purchase Agreement, the Guarantee Agreements, the Note Depository Agreements, any Remarketing Agreement, any Swap Agreements (including the Interest Rate Cap Agreement and the Initial Currency Swap Agreements) and other documents and certificates delivered in connection with any such documents.

     "Benefit Plan" has the meaning specified in clause (vi) of Section 2.10 of the Indenture.

     "Bill of Sale" has the meaning specified in any of the Purchase Agreements or the Sale Agreement, as applicable.

     "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

                                 Appendix A-1-7

     "Business Day" means (i) with respect to calculating LIBOR of a specified maturity or GBP-LIBOR of a specified maturity, any day on which banks in New York, New York and London, England are open for the transaction of international business and making payments in respect of any class of Reset Rate Notes denominated in a currency other than U.S. Dollars; (ii) with respect to calculating EURIBOR of a specified maturity, any day on which TARGET and banks in New York, New York and London, England, are open for the transaction of international business and making payments in respect of any class of Reset Rate Notes denominated in a currency other than U.S. Dollars; and (iii) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

     "Call Option" means, the option assigned by the Depositor to SLM Corporation which may be further assigned by SLM Corporation to one of its subsidiaries as a permitted transferee (provided, that no such subsidiary shall possess the Call Option if it at any time owned an interest in any of the Trust Student Loans) to purchase 100% of a class of Reset Rate Notes in its entirety as of its related Reset Date, exercisable at a price equal 100% of the Outstanding Amount of such class of Reset Rate Notes, less all amounts distributed to the related Reset Rate Noteholders as a payment of principal in respect of the related Distribution Date, plus any accrued and unpaid interest not paid by the Trust in respect of the related Distribution Date, and pursuant to the terms and conditions set forth in the Reset Rate Note Procedures.

     "Call Option Notice" means a written notice from the holder of the Call Option or the Administrator, as applicable, stating its desire to exercise the Call Option on the related Reset Date, delivered to each Clearing Agency, the Indenture Trustee, the Remarketing Agents, the Rating Agencies and, if the related class of Reset Rate Notes is then listed on the Luxembourg Stock Exchange, the Administrator will forward a copy to the Luxembourg Listing Agent (the contents of which are to be published in a leading newspaper having general circulation in Luxembourg).

     "Call Rate" means, if a Call Option has been exercised with respect to a class of Reset Rate Notes, the rate of interest that is either (1) if that class did not have at least one related Swap Agreement in effect during the previous Reset Period, the floating rate applicable for the most recent Reset Period during which the Failed Remarketing Rate was not in effect; or (2) if that class had one or more related Swap Agreements in effect during the previous Reset Period, the weighted average of the floating rates of interest that were due to the related Interest Rate Swap Counterparties from the Trust during the previous Reset Period. The Call Rate will continue to apply for each Reset Period while the holder of the Call Option retains that class of Reset Rate Notes.

     "Capitalized Interest" means for any Distribution Date through and including the October 2005 Distribution Date:

     (a) if neither of the conditions set forth in Section 2.10(a) of the Administration Agreement are in effect, the amount on deposit in the Capitalized Interest Account on the Distribution Date following distributions with respect to clauses (d)(1), (d)(2) and (e) of
          Section 2.8 of the Administration Agreement, or

                                 Appendix A-1-8

     (b) if either of the conditions set forth in Section 2.10(a) of the Administration Agreement is in effect, the excess, if any, of (x) the amount on deposit in the Capitalized Interest Account on the Distribution Date following distributions with respect to clauses
          (d)(1) and (d)(2) of Section 2.8 of the Administration Agreement over
          (y) the Class B Noteholders' Interest Distribution Amount.

     "Capitalized Interest Account" means the account designated as such, established and maintained pursuant to Section 2.3(h) of the Administration Agreement.

     "Capitalized Interest Account Initial Deposit" means $35,000,000.

     "Carryover Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

     "Class A Note" means, a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class A-4 Note, a Class A-5 Note or a Class A-6 Note.

     "Class A Note Interest Shortfall" means, for any Distribution Date, the excess of (x) the Class A Noteholders' Interest Distribution Amount on the preceding Distribution Date, over (y) the amount of interest actually distributed to the Class A Noteholders or the Currency Swap Counterparty, as applicable, on the preceding Distribution Date, plus (2) interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such Class of Notes from the preceding Distribution Date to the current Distribution Date.

     "Class A Note Principal Shortfall" means, as of the close of any Distribution Date, the excess of (i) the Class A Noteholders' Principal Distribution Amount on that Distribution Date, over (ii) the amount of principal actually distributed or allocated to the Class A Noteholders or deposited into any Accumulation Account on such Distribution Date.

     "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Note Register.

     "Class A Noteholders' Distribution Amount" means, for any Distribution Date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for that Distribution Date.

     "Class A Noteholders' Interest Distribution Amount" means, for any Distribution Date, the sum of: (1) the amount of interest accrued at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate or the Class A-6 Rate, as applicable, for the related Accrual Period on the Outstanding Amount of all classes of Class A Notes on the immediately preceding Distribution Date(s) after giving effect to all principal distributions to Class A Noteholders on that preceding Distribution Date or, in the case of the first Distribution Date, on the Closing Date, and (2) the Class A Note Interest Shortfall for that Distribution Date.

     "Class A Noteholders' Principal Distribution Amount" means, for any Distribution Date, the Principal Distribution Amount times the Class A Percentage for that Distribution Date, plus any Class A Note Principal Shortfall as of the close of business on the preceding Distribution Date; provided that the Class A Noteholders' Principal Distribution Amount will not exceed the

                                 Appendix A-1-9

Outstanding Amount of the Class A Notes (less all amounts, other than Investment Earnings, on deposit in any related Accumulation Account). In addition, on the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date or the Class A-6 Maturity Date, as applicable, the principal required to be distributed to the related Class A Noteholders will include the amount required to reduce the Outstanding Amount of that class to zero.

     "Class A Notes" means the Floating Rate Class A Notes and the Reset Rate Notes.

     "Class A Percentage" means 100% minus the Class B Percentage.

     "Class A-1 Maturity Date" means the January 2010 Distribution Date.

     "Class A-2 Maturity Date" means the April 2014 Distribution Date.

     "Class A-3 Maturity Date" means the October 2016 Distribution Date.

     "Class A-4 Maturity Date" means the January 2021 Distribution Date.

     "Class A-5 Maturity Date" means the October 2023 Distribution Date.

     "Class A-6 Maturity Date" means the October 2039 Distribution Date.

     "Class A-1 Noteholder" means a Person in whose name a Class A-1 Note is registered in the Note Register.

     "Class A-2 Noteholder" means a Person in whose name a Class A-2 Note is registered in the Note Register.

     "Class A-3 Noteholder" means a Person in whose name a Class A-3 Note is registered in the Note Register.

     "Class A-4 Noteholder" means a Person in whose name a Class A-4 Note is registered in the Note Register.

     "Class A-5 Noteholder" means a Person in whose name a Class A-5 Note is registered in the Note Register.

     "Class A-6 Noteholder" means a Person in whose name a Class A-6 Note is registered in the Note Register.

     "Class A-1 Notes" means the $284,000,000 Floating Rate Class A-1 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

     "Class A-2 Notes" means the $447,000,000 Floating Rate Class A-2 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

                                Appendix A-1-10

     "Class A-3 Notes" means the $331,000,000 Floating Rate Class A-3 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

     "Class A-4 Notes" means the $586,010,000 Floating Rate Class A-4 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

     "Class A-5 Notes" means the (euro)300,000,000 Reset Rate Class A-5 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibits A-5, A-6 and A-7 thereto.

     "Class A-6 Notes" means the (euro)760,000,000 Reset Rate Class A-6 Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibits A-8, A-9 and A-10 thereto.

     "Class A-1 Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.00%, based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-1 Rate shall mean the Initial Accrual Rate plus 0.00%, based on an Actual/360 accrual method.

     "Class A-2 Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.03%, based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-2 Rate shall mean the Initial Accrual Rate plus 0.03%, based on an Actual/360 accrual method.

     "Class A-3 Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.09%, based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-3 Rate shall mean the Initial Accrual Rate plus 0.09%, based on an Actual/360 accrual method.

     "Class A-4 Rate" means, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.15%, based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-4 Rate shall mean the Initial Accrual Rate plus 0.15%, based on an Actual/360 accrual method.

     "Class A-5 Rate" means, for any Accrual Period after the initial Accrual Period until and including the Initial Reset Date for the Class A-5 Notes, Three-Month EURIBOR, as determined on the related EURIBOR Determination Date, plus 0.08%, based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-5 Rate shall mean the Initial Accrual Rate plus 0.08%, based on an Actual/360 accrual method. The Class A-5 Rate shall be changed on each related Reset Date to the interest rate and Day Count Basis that will be set forth in the notice required to be delivered by the Administrator and/or the Remarketing Agents on each Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

     "Class A-6 Rate" means, for any Accrual Period after the initial Accrual Period until and including the Initial Reset Date for the Class A-6 Notes, Three-Month EURIBOR, as determined

                                Appendix A-1-11
on the related EURIBOR Determination Date, plus 0.17%, based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-6 Rate shall mean the Initial Accrual Rate plus 0.17%, based on an Actual/360 accrual method. The Class A-6 Rate shall be changed on each related Reset Date to the interest rate and Day Count Basis that will be set forth in the notice required to be delivered by the Administrator and/or the Remarketing Agents on each Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

     "Class B Maturity Date" means the October 2039 Distribution Date.

     "Class B Note Interest Shortfall" means, for any Distribution Date, (1) the excess of (x) the Class B Noteholders' Interest Distribution Amount on the preceding Distribution Date, over (y) the amount of interest actually distributed to the Class B Noteholders on that preceding Distribution Date, plus
(2) interest on the amount of that excess, to the extent permitted by law, at the Class B Rate from that preceding Distribution Date to the current Distribution Date.

     "Class B Note Principal Shortfall" means, as of the close of any Distribution Date, the excess of (x) the Class B Noteholders' Principal Distribution Amount on that Distribution Date over (y) the amount of principal actually distributed to the Class B Noteholders on that Distribution Date, plus
(z) interest on the amount of the excess, to the extent permitted by law, at the Class B Rate from that preceding Distribution Date to the current Distribution Date.

     "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Note Register.

     "Class B Noteholders' Distribution Amount" means, for any Distribution Date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for that Distribution Date.

     "Class B Noteholders' Interest Distribution Amount" means, for any Distribution Date, the sum of (1) the amount of interest accrued at the Class B Rate for the related Accrual Period on the Outstanding Amount of the Class B Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all principal distributions to Class B Noteholders on that preceding Distribution Date, and
(2) the Class B Note Interest Shortfall for that Distribution Date.

     "Class B Noteholders' Principal Distribution Amount" means, for any Distribution Date, the Principal Distribution Amount times the Class B Percentage for that Distribution Date, plus any Class B Note Principal Shortfall as of the close of business on the preceding Distribution Date; provided that the Class B Noteholders' Principal Distribution Amount will not exceed the Outstanding Amount of the Class B Notes. In addition, on the Class B Maturity Date, the principal required to be distributed to the Class B Noteholders will include the amount required to reduce the Outstanding Amount of the Class B Notes to zero.

     "Class B Notes" means the $91,051,000 Floating Rate Class B Student Loan-Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-11 thereto.

                                Appendix A-1-12

     "Class B Percentage" with respect to any Distribution Date, means (1) prior to the Stepdown Date or with respect to any Distribution Date on which a Trigger Event is in effect, zero; and (2) on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the Class B Notes immediately prior to that Distribution Date and the denominator of which is the Outstanding Amount of the Notes, less all amounts (other than Investment Earnings) on deposit in any Accumulation Account, immediately prior to that Distribution Date.

     "Class B Rate" means, for any Accrual Period after the initial Accrual Date, Three-Month LIBOR, as determined on the related LIBOR Determination Date, plus 0.48%, based on an Actual/360 accrual method. For the initial Accrual Period, the Class B Rate shall mean the Initial Accrual Rate plus 0.48%, based on an Actual/360 accrual method.

     "Clearing Agency" means DTC, Euroclear or Clearstream, as applicable, or another organization registered as a "clearing agency" pursuant to applicable law. The initial Clearing Agency for the Floating Rate Notes shall be DTC and the initial nominee for such Clearing Agency shall be Cede & Co. The initial Clearing Agencies for a class of Reset Rate Notes (i) for any related Reset Period when it is denominated in a currency other than U.S. Dollars shall be Euroclear and Clearstream and the initial joint nominee for such Clearing Agencies shall be Deutsche Bank AG London, and (ii) for any related Reset Period when it is denominated in U.S. Dollars shall be DTC and the initial nominee for such Clearing Agency shall be Cede & Co., or Euroclear and Clearstream and the initial joint nominee for such Clearing Agencies shall be Deutsche Bank AG London, as applicable.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

     "Closing Date" means June 10, 2004.

     "CMT Rate" means, for any relevant Interest Rate Determination Date prior to each Interest Rate Change Date, the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that Interest Rate Determination Date under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.," under the column for: (i) if the Designated CMT Moneyline Telerate Page is 7051, the rate on that Interest Rate Determination Date; or (ii) if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the Interest Rate Determination Date occurs. The following procedures will apply if the CMT Rate cannot be determined as described above: (i) if the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from that source at that time on that Interest Rate Determination Date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate, (ii) if the

                                Appendix A-1-13
applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant Interest Rate Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Administrator determines to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519), (iii) if the rate described in the prior paragraph cannot be determined, then the Administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date reported, according to their written records, by leading primary United States government securities dealers in New York City. The Administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount, (iv) if the Administrator cannot obtain three Treasury Note quotations of the kind described above in (iii), the Administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity, (v) if three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Rate Determination Date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated, or (vi) if fewer than three leading primary United States government securities dealers selected by the Administrator are quoting as described in (v) above, the CMT Rate will remain the CMT Rate then in effect on that Interest Rate Determination Date.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collateral" has the meaning specified in the Granting Clause of the Indenture.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 2.3(f) of the Administration Agreement.

                                Appendix A-1-14

     "Collection Account Initial Deposit" means $3,200,000.

     "Collection Period" means, with respect to the first Distribution Date, the period beginning on the Initial Cutoff Date and ending on September 30, 2004, and with respect to each subsequent Distribution Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

     "Commercial Paper Rate" means, for any relevant Interest Rate Determination Date prior to each Interest Rate Change Date, the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Commercial Paper--Financial". If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that Interest Rate Determination Date, unless the calculation is made earlier and the rate was available from that source at that time, then the Commercial Paper Rate will be the Bond Equivalent Yield of the rate on the relevant Interest Rate Determination Date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--Financial". For purposes of the definition of "Commercial Paper Rate", the "Bond Equivalent Yield" equals (NxD)]/[360(Dx90) times 100, where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be. If the rate described above cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that Interest Rate Determination Date. Unless otherwise specified on the Remarketing Terms Determination Date, the Commercial Paper Rate will be subject to a Lock-In Period of six Business Days.

     "Commission" means the Securities and Exchange Commission.

     "Consolidation Loans" means Student Loans made in accordance with the
Section 428C of the Higher Education Act.

     "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 60 Wall Street 26th Floor, Mailstop NYC60-2606, New York, New York 10005, Attention: Trust & Securities Services/Structured Finance Services (telephone: (212) 250-8454, facsimile: (212) 797-8606) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Depositor) and
(ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713, Attention: Corporate Trust Department (telephone: (302) 552-6279; facsimile: (302) 552-6280); or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Administrator and the Depositor).

                                Appendix A-1-15

     "Currency Swap Agreement" means with respect to any class of Reset Rate Notes in Foreign Exchange Mode, each Swap Agreement between the Trust and the related Currency Swap Counterparty which (i) converts the secondary market trade proceeds into U.S. Dollars received on the effective date of such Swap Agreement (or, with respect to the Initial Currency Swap Agreement, converts all proceeds on the Closing Date from the sale of each class of Reset Rate Notes to U.S. Dollars); (ii) converts all principal payments in U.S. Dollars by the Trust to the related class of Reset Rate Noteholders into the applicable currency; (iii) converts the interest rate on any class of Reset Rate Notes from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency; (iv) converts the U.S. Dollar equivalent of all secondary market trade proceeds received on the related Reset Date resulting in the successful remarketing of a class of Reset Rate Notes or the exercise of a Call Option into the applicable currency for the payment of principal to the tendering Reset Rate Noteholders; and (v) pays to the Paying Agent, on behalf of the Trust, for the benefit of the tendering Reset Rate Noteholders, the required amount of additional interest at the interest rate applicable to the tendered Reset Rate Notes resulting from any required delay in Reset Date payments through Euroclear and Clearstream.

     "Currency Swap Counterparty" means each Eligible Swap Counterparty that is a party, in its capacity as swap counterparty, to the related Currency Swap Agreement.

     "Custodian" has the meaning specified in Section 2.1 of the Indenture.

     "Cutoff Date" means (a) the Initial Cutoff Date with respect to the Initial Trust Student Loans and (b) each Subsequent Cutoff Date with respect to the Additional Trust Student Loans.

     "Day Count Basis" means 30/360, Actual/360, Actual/365 (Fixed), Actual/Actual (accrual basis), Actual/Actual (ISMA) or Actual/Actual (payment basis), as applicable, or any other day count basis set forth in the Remarketing Terms Notice.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Definitive Notes" has the meaning specified in Section 2.10 of the Indenture.

     "Delaware Statutory Trust Act" means Chapter 38 of Title 12, Part V of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts".

     "Delivery" when used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(3) of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying

                                Appendix A-1-16
such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, but not including Trust Student Loans, "Physical Property"); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any security issued by the U.S. Treasury, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held at a Federal Reserve Bank pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: the crediting of such book-entry security to an appropriate book-entry account of the Indenture Trustee or its nominee or the custodian or securities intermediary at a Federal Reserve Bank, causing the custodian to continuously indicate by book-entry such book-entry security as credited to the relevant book-entry account, the continuous crediting of such book-entry security to a securities account of the custodian at such Federal Reserve Bank and the continuous identification of such book-entry security by the custodian as credited to the appropriate book-entry account; and

          (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     "Department" means the United States Department of Education, an agency of the Federal government.

     "Depositor" means SLM Funding LLC, a Delaware limited liability company, and its successors and assigns, including for such purpose, a permitted transferee of all of SLM Funding LLC's right, title and interest in the Excess Distribution Certificate.

                                Appendix A-1-17

     "Depository Agreements" means the Note Depository Agreements.

     "Determination Date" means, with respect to the Collection Period preceding any Distribution Date, the first Business Day preceding such Distribution Date.

     "Distribution Date" means for any class of Notes, the 25th day of each of January, April, July and October, or, if such day is not a Business Day, the immediately following Business Day, commencing October 25, 2004.

     "DTC" means the Depository Trust Company, or any successor thereto.

     "Eligible Deposit Account" means (i) with respect to the Trust Accounts other than the Euro Account or any Other Currency Account, either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from Moody's, S&P, and, if such institution is rated by Fitch, Fitch, in one of their generic rating categories which signifies investment grade and (ii) with respect to the Euro Account or any Other Currency Account, a segregated account with the London Paying Agent.

     "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the States or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) either a long-term senior unsecured debt rating of "AAA" or a short-term senior unsecured debt or certificate of deposit rating of "A-1+" or better by S&P and (B)(1) a long-term senior unsecured debt rating of "A1" or better and (2) a short-term senior unsecured debt rating of "P-1" or better by Moody's, and (C) if such institution is rated by Fitch, a long-term senior unsecured debt rating of "AA" or a short-term senior unsecured debt rating of "F1+", or any other long-term, short-term or certificate of deposit rating with respect to which the Rating Agency Condition has been satisfied and (ii) whose deposits are insured by the FDIC. If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

     "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, SLMA, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or SLMA shall be Eligible Investments only if, at the time of investment, they meet the criteria of each of the Rating Agencies for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

                                Appendix A-1-18

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

          (c) commercial paper having, at the time of the investment, a rating from each of the Rating Agencies in the highest investment category granted thereby;

          (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

          (g) asset-backed securities, including asset-backed securities issued by Affiliates, or entities formed by Affiliates, of SLMA, but excluding mortgage-backed securities, that at the time of investment have a rating in the highest investment category granted by each of the Rating Agencies; provided that the purchase price of any such asset-backed security in excess of par must be paid for with amounts on deposit in the Investment Premium Purchase Account;

          (h) Eligible Repurchase Obligations; and

          (i) any other investment which would not result in the downgrading or withdrawal of any rating of the Notes by any of the Rating Agencies as affirmed in writing delivered to the Indenture Trustee.

For purposes of the definition of "Eligible Investments" the phrase "highest investment category" means (i) in the case of Fitch, "AAA" for long-term investments (or the equivalent) and "F1+" for short-term investments (or the equivalent), (ii) in the case of Moody's, "Aaa" for long-term investments (or the equivalent) and "P-1" for short-term investments (or the equivalent), and
(iii) in the case of S&P, "AAA" for long-term investments (or the equivalent) and "A-1+" for short-term investments (or the equivalent). A proposed investment not rated by

                                Appendix A-1-19

Fitch but rated in the highest investment category by Moody's and S&P shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.

     "Eligible Lender Trustee" means Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement. "Eligible Lender Trustee" shall also mean each successor Eligible Lender Trustee as of the qualification of such successor as Eligible Lender Trustee under the Trust Agreement.

     "Eligible Loans" has the meaning specified in any of the Purchase Agreements or the Sale Agreement, as applicable.

     "Eligible Repo Counterparty" means an institution that is an eligible lender (under the Family Federal Family Education Loan Program) or that holds Student Loans through an eligible lender trustee and whose short-term debt ratings are not less than "P-1" by Moody's, "A-1" by S&P and "F1" by Fitch, if rated by Fitch.

     "Eligible Repurchase Obligations" means repurchase obligations with respect to Student Loans serviced by the Servicer or an Affiliate thereof, entered into with an Eligible Repo Counterparty, provided that the applicable repurchase date shall occur no later than the Business Day prior to the next Distribution Date.

     "Eligible Swap Counterparty" means an entity, which may be an affiliate of a Remarketing Agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EURIBOR" means Three-Month EURIBOR, Four-Month EURIBOR or Five-Month EURIBOR, as applicable.

     "EURIBOR Determination Date" means, for each Accrual Period, the day that is two EURIBOR Settlement Days before the beginning of that Accrual Period.

     "EURIBOR Settlement Day" means any day on which TARGET is open which is also a day on which banks in New York, New York and London, England are open for business.

          "Euro Account" means the account designated as such, established and maintained pursuant to Section 2.3(o) of the Administration Agreement.

     "Euroclear" means the Euroclear System, or any successor thereto.

     "European Clearing Systems" means Euroclear or Clearstream.

     "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

                                Appendix A-1-20

     "Excess Distribution Certificate" means the certificate, substantially in the form of Exhibit A to the Trust Agreement, evidencing the right to receive payments thereon as set forth in Sections 2.8(p), 2.9(f) and 2.10(a)(ii) of the Administration Agreement.

     "Excess Distribution Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.13(g) of the Trust Agreement, which shall initially be the Indenture Trustee.

     "Excess Distribution Certificate Register" and "Excess Distribution Certificate Registrar" mean the register mentioned and the registrar appointed pursuant to Section 3.13(c) of the Trust Agreement.

     Excess Distribution Certificateholder" means the Person who is the owner of the Excess Distribution Certificate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

     "Extension Rate" means, for each Distribution Date following a Failed Remarketing if a class of Reset Rate Notes is then in Foreign Exchange Mode, the rate of interest payable to each related Currency Swap Counterparty, not to exceed Three-Month LIBOR plus 0.75%, unless the Remarketing Agents, in consultation with the Administrator, determine that market conditions or some other benefit to the Trust requires a higher rate; provided that in such case the Rating Agency Condition is satisfied. The initial Extension Rate for each class of Reset Rate Notes under the Initial Currency Swap Agreements is Three-Month LIBOR plus 0.75%.

     "Failed Remarketing" means, on any Reset Date for a class of Reset Rate Notes, the situation where:

          (a) the Remarketing Agents, in consultation with the Administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date;

          (b) the Remarketing Agents are unable to establish the Spread or fixed rate on the Spread Determination Date;

                                Appendix A-1-21

          (c) either the Remarketing Agents are unable to remarket some or all of the tendered Reset Rate Notes at the Spread or fixed rate established on the Spread Determination Date, or any committed purchasers default on their purchase obligations and in their sole discretion, the Remarketing Agents elect not to purchase those Reset Rate Notes themselves;

          (d) both classes of Reset Rate Notes are to be remarketed on the same Reset Date and the terms of such remarketing include a change in priority with respect to the right to receive principal payments, and the Remarketing Agents are unable to remarket a class of Reset Rate Notes;

          (e) the Remarketing Agents, in consultation with the Administrator, are unable to obtain one or more Swap Agreements meeting the required criteria, if applicable;

          (f) any of the conditions specified in Section 8 of the Remarketing Agreement are not satisfied; or

          (g) any applicable Rating Agency Condition has not been satisfied.

     "Failed Remarketing Rate" means, for any Reset Period and any class of Reset Rate Notes then denominated in U.S. Dollars, Three-Month LIBOR plus 0.75%; and for any Reset Period and any class of Reset Rate Notes while in Foreign Exchange Mode, as will be determined on the related Spread Determination Date pursuant to the terms of the related Currency Swap Agreement (and for the initial Reset Period, the Failed Remarketing Rate for the Class A-5 Notes will be Three-Month EURIBOR plus 0.25%, and the Failed Remarketing Rate for the Class A-6 Notes will be Three-Month EURIBOR plus 0.40%).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Funds Rate" means the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. New York City time on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

     "Fitch" means Fitch Inc., also known as Fitch Ratings, or any successor rating agency.

     "Five-Month EURIBOR" see Three-Month EURIBOR.

     "Five-Month LIBOR" see Three-Month LIBOR.

     "Floating Rate Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

                                Appendix A-1-22

     "Floating Rate Noteholder" means the Person in whose name a Floating Rate
Note is registered in the Note Register.

     "Floating Rate Notes" means the Floating Rate Class A Notes and the Class B Notes.

     "Four-Month EURIBOR" see Three-Month EURIBOR.

     "Four-Month LIBOR" see Three-Month LIBOR.

     "Foreign Exchange Mode" means that a class of Reset Rate Notes is then denominated in a currency other than U.S. Dollars during the related Reset Period.

     "Funding Period" means the period during which the Trust will be able to purchase Additional Trust Student Loans with funds on deposit in the Pre-Funding Account, beginning on the Closing Date and ending on October 15, 2004.

     "GBP-LIBOR" means, with respect to any Accrual Period, the London interbank offered rate for deposits in Pounds Sterling having a maturity of three months, commencing on the first day of the Accrual Period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related gbp-libor Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than (pound)1,000,000, are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the Administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR Determination Date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than (pound)1,000,000. If the banks selected as described above are not providing quotations, GPB-LIBOR in effect for the applicable Accrual Period will be GBP-LIBOR for the specified maturity in effect for the previous Accrual Period. For any GBP-LIBOR-based notes, interest due for any Accrual Period always will be determined based on the actual number of days elapsed in the Accrual Period over a 365-day year.

     "GBP-LIBOR Determination Date" means, for each Accrual Period, the day that is two GBP-LIBOR Settlement Days before the beginning of that Accrual Period.

     "GBP-LIBOR Settlement Day" means any day on which banks in both London and New York City are open for business.

     "Global Note Certificate" means a global note certificate representing interests in the Reset Rate Notes offered and sold in reliance on Rule 144A or Regulation S, as applicable.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other

                                Appendix A-1-23
agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Guarantee Agreement" means any agreement between any Guarantor and the Eligible Lender Trustee providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.

     "Guarantee Payment" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Trust Student Loan.

     "Guarantor" means any entity listed on Attachment B (as amended from time to time) to the Sale Agreement, the Purchase Agreements and any Additional Purchase Agreement or Additional Sale Agreement, as applicable.

     "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

     "H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

     "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

     "Hold Notice" means a written statement (or an oral statement confirmed in writing, which may be by e-mail) from a holder or beneficial owner of Reset Rate Notes denominated in U.S. Dollars during the then-current and immediately following Reset Periods, delivered to a Remarketing Agent that such holder or beneficial owner desires to hold its Reset Rate Notes for the upcoming Reset Period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate during that Reset Period.

     "Indenture" means the Indenture, dated as of June 1, 2004, among the Eligible Lender Trustee on behalf of the Trust, the Trust and the Indenture Trustee.

     "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders and, as applicable, each Swap Counterparty (including all Collateral Granted to the Indenture Trustee), including all proceeds thereof.

     "Indenture Trustee" means Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture.

                                Appendix A-1-24

     "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Trust, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Trust, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

     "Index" or "Indices" means LIBOR, EURIBOR, GBP-LIBOR, a Commercial Paper Rate, the CMT Rate, the Federal Funds Rate, the 91-day Treasury Bill Rate, the Prime Rate or any other interest rate index specified in Schedule A to the Reset Rate Notes.

     "Index Maturity" means, with respect to any Accrual Period, the interval between Interest Rate Change Dates for each applicable Index during such Accrual Period, commencing on the first day of that Accrual Period.

     "Initial Accrual Rate" means for each class of Notes and the Accrual Period commencing on the Closing Date to, but excluding, the first Distribution Date, the rate per annum as determined on the related Determination Date, as follows:

                              X + [13/29 * (Y - X)]

where:

                 X = Four-Month LIBOR or Four-Month EURIBOR, and
                   Y = Five-Month LIBOR or Five-Month EURIBOR

     "Initial Currency Swap Agreements" means two initial Currency Swap Agreements, each dated as of June 3, 2004, relating to the Reset Rate Notes and each between the Trust and the related Initial Currency Swap Counterparty.

     "Initial Currency Swap Counterparty" means JPMorgan Chase Bank (acting through its London branch) or Swiss Re Financial Products Corporation and any successors or permitted assigns.

     "Initial Cutoff Date" means June 10, 2004.

     "Initial Euro Exchange Rate" means an exchange rate of $1.2226 equal to
(euro)1.00.

                                Appendix A-1-25

     "Initial Pool Balance" means the Pool Balance as of the Initial Cutoff Date, which is $2,445,667,652.

     "Initial Purchasers" means, collectively, ABN AMRO Bank N.V., Banc of America Securities Limited, Citigroup Global Markets Limited, Credit Suisse First Boston (Europe) Limited, Fortis Bank NV, and J.P. Morgan Securities Ltd.

     "Initial Remarketing Agency Agreement" means each agreement, substantially in the form of Appendix B to the Remarketing Agreement to be entered into on each Remarketing Terms Determination Date (unless a Call Option has been exercised) among the Remarketing Agents, the Administrator and the Trust.

     "Initial Reset Dates" means, for the Class A-5 Notes and Class A-6 Notes, the Distribution Dates in April 2009 and January 2015, respectively.

     "Initial Reset Date Notice" means the written notice delivered pursuant to
Section 3(a) of the Reset Rate Note Procedures.

     "Initial Trust Student Loans" means the Trust Student Loans purchased by the Trust on the Closing Date pursuant to the Sale Agreement.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Interest Rate Cap Agreement" means the agreement between the Trust and the Interest Rate Cap Swap Counterparty, dated June 3, 2004, documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border), including the related schedule and confirmation, providing for certain payments to the Trust, in the amounts and under the conditions set forth therein, which will terminate in accordance with its terms on or before the October 2005 Distribution Date.

     "Interest Rate Cap Confirmation" means the confirmation executed under the Interest Rate Cap Agreement, dated as of June 3, 2004, representing the interest rate cap in a notional amount of $710,000,000.

                                Appendix A-1-26

     "Interest Rate Cap Swap Counterparty" means JPMorgan Chase Bank (acting through its New York branch) and any successors or permitted assigns.

     "Interest Rate Change Date" means for each Accrual Period, the date or dates, based on the applicable Index, on which the rate of interest for a class of Reset Rate Notes bearing interest at a floating rate is to be reset.

     "Interest Rate Determination Date" means, for each Accrual Period, and (i) for the Reset Rate Notes that bear interest at a LIBOR-, GBP-LIBOR- or EURIBOR-based rate, the related LIBOR or EURIBOR Determination Date, as applicable, or (ii) for the Reset Rate Notes that bear interest at a floating rate that is not LIBOR-, GBP-LIBOR- or EURIBOR-based, the applicable date or dates set forth in the Remarketing Terms Notice, on which the applicable rate of interest to be in effect as of the next Interest Rate Change Date will be determined by the Administrator.

     "Interest Rate Swap Agreement" means, with respect to any class of Reset Rate Notes during any Reset Period when it is denominated in U.S. Dollars and
(i) bears a fixed rate of interest (or bears interest based on LIBOR or a U.S. Commercial Paper Rate, if a Swap Agreement is to be entered into pursuant to the Reset Rate Note Procedures), or (ii) bears interest based on an index other than LIBOR or a U.S. Commercial Paper Rate, any Swap Agreement between the Trust and an Eligible Swap Counterparty, to hedge the basis risk during the related Reset Period.

     "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

     "Interim Eligible Lender Trustee" means Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as Interim Eligible Lender Trustee under the Interim Trust Agreement. "Interim Eligible Lender Trustee" shall also mean each successor Interim Eligible Lender Trustee as of the qualification of such Interim Eligible Lender Trustee under the Interim Trust Agreement.

     "Interim Trust Agreement" means the Interim Trust Agreement, dated as of June 1, 2004, between the Depositor and the Interim Eligible Lender Trustee.

     "Interim Trust Loans" has the meaning set forth in the Interim Trust Agreement.

     "Investment Earnings" means, with respect to any Distribution Date, the Investment Earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 2.3(b) of the Administration Agreement.

     "Investment Premium Purchase Account" means each account designated as such, established and maintained pursuant to Section 2.3(l) of the Administration Agreement.

                                Appendix A-1-27

     "Investment Premium Purchase Account Deposit Amount" means, with respect to each Distribution Date when funds are deposited into an Accumulation Account, an amount equal to 1.00% of the amount deposited into that Accumulation Account on such Distribution Date.

     "Investment Premium Purchase Account Release Amount" means, with respect to any Distribution Date that is one year or less prior to a Reset Date relating to a class of Reset Rate Notes for which funds are then on deposit in an Accumulation Account, the amount, if any, to be withdrawn from the related Investment Premium Purchase Account so that the remaining funds on deposit in such Investment Premium Purchase Account will be equal to the lesser of (a) 1.00% of the amount on deposit in the related Accumulation Account, and (b) the amount then on deposit the related Investment Premium Purchase Account; provided that on any Distribution Date that is also a Reset Date for a class of Reset Rate Notes for which amounts are then on deposit in an Accumulation Account, all Investment Premium Purchase Account Deposit Amounts relating to such Accumulation Account that remain on deposit in the related Investment Premium Purchase Account will become part of the related Investment Premium Purchase Account Release Amount on such Distribution Date.

     "Investment Reserve Account" means each account designated as such, established and maintained pursuant to Section 2.3(m) of the Administration Agreement.

     "Investment Reserve Account Required Amount" means, with respect to each Distribution Date, immediately following the date when the ratings of any Eligible Investment in an Accumulation Account has been downgraded by one or more Rating Agencies, an amount (to the extent of Available Funds), to be set by each applicable Rating Agency in satisfaction of the Rating Agency Condition (but not to exceed the amount of the unrealized loss on the related Eligible Investment).

     "Issuer" means the Trust and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

     "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "LIBOR" means Three-Month LIBOR, Four-Month LIBOR or Five-Month LIBOR, as applicable.

     "LIBOR Determination Date" means, for each Accrual Period, the second Business Day before the beginning of that Accrual Period.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Trust Student Loan by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Student Loan" means any defaulted Trust Student Loan liquidated by the Servicer (which shall not include any Trust Student Loan on which Guarantee Payments are received) or which the Servicer has, after using all reasonable efforts to realize upon such Trust Student Loan, determined to charge off.

                                Appendix A-1-28

     "Liquidation Proceeds" means, with respect to any Liquidated Student Loan which became a Liquidated Student Loan during the current Collection Period in accordance with the Servicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.

     "Loan" has the meaning set forth in Section 2 of each of the Purchase Agreements, as applicable, and each Additional Purchase Agreement.

     "Lock-In Period" means a period from the first day of such Lock-In Period (which may be expressed as a number of Business Days prior to a Distribution
Date) to the immediately succeeding Interest Payment Date during which the interest rate, Index or other calculation in effect on the first day of such Lock-In Period shall remain in effect for every day in such Lock-In Period.

     "London Paying Agent" means, with respect to any class of Reset Rate Notes while in Foreign Exchange Mode, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 of the Indenture and is authorized by the Eligible Lender Trustee on behalf of the Trust to make the payments to and distributions from the Euro Account and any Other Currency Account, which authorized Person shall initially be Deutsche Bank AG London.

     "Luxembourg Listing Agent" means, initially, Deutsche Bank Luxembourg SA.

     "Luxembourg Paying Agent" means, initially, Deutsche Bank Luxembourg SA.

     "Minimum Purchase Amount" means an amount that would be sufficient to (i) reduce the Outstanding Amount of each class of Notes, less the amount on deposit in any Accumulation Account with respect to the related class of Reset Rate Notes, on such Distribution Date to zero and (ii) pay to the respective Noteholders the Class A Noteholders' Interest Distribution Amount and the Class B Noteholders' Interest Distribution Amount payable on such Distribution Date.

     "Monthly Servicing Payment Date" means the 25th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on July 26, 2004.

     "Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

     "Non-U.S. Global Note Certificates" has the meaning specified in Section
2.1 of the Indenture.

     "Non-U.S. Rule 144 A Global Note Certificate" has the meaning specified in
Section 2.1 of the Indenture.

     "Note" and "Notes" means any of the Floating Rate Notes and the Reset Rate Notes.

                                Appendix A-1-29

     "Note Depository Agreements" means with respect to the Notes, the Letter of Representations, dated June 10, 2004, among the Trust, the Eligible Lender Trustee and the Indenture Trustee in favor of DTC, and with respect to the Reset Rate Notes, the Instruction Letter from Issuer to Common Depositary, dated June 10, 2004 between the Trust and Deutsche Bank AG London.

     "Note Final Maturity Date" for a class of Notes means the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date, the Class A-6 Maturity Date or the Class B Maturity Date, as applicable.

     "Note Interest Shortfall" means the Class A Note Interest Shortfall, if any, and/or the Class B Note Interest Shortfall, if any, as applicable.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the applicable Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Pool Factor" means, as of the close of business on a Distribution Date, a seven-digit decimal figure equal to the Outstanding Amount of a class of Notes divided by the original Outstanding Amount of such class of Notes. The Note Pool Factor for each class will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor for each class will decline to reflect reductions in the Outstanding Amount of that class of Notes.

     "Note Purchase Agreement" means the Note Purchase Agreement dated as of June 3, 2004, among the Depositor, SLMA and the Initial Purchasers.

     "Note Rates" means, with respect to any Accrual Period, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate, the Class A-6 Rate and the Class B Rate for such Accrual Period, collectively.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4 of the Indenture.

     "Noteholder" means a Floating Rate Noteholder, a Class A Noteholder, a Reset Rate Noteholder or a Class B Noteholder, as the context requires.

     "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes and the Class B Notes, collectively.

     "Notice Date" means, for each class of Reset Rate Notes, 12:00 p.m. (noon), New York City time, on the sixth day prior to the Reset Date for that class.

     "Obligor" on a Trust Student Loan means the borrower or co-borrowers of such Trust Student Loan and any other Person who owes payments in respect of such Trust Student Loan,

                                Appendix A-1-30
including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

     "Officers' Certificate" means (i) in the case of the Trust, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, and (ii) in the case of the Depositor, the Administrator or the Servicer, a certificate signed by any two Authorized Officers of the Depositor, the Administrator or the Servicer, as applicable.

     "Opinion of Counsel" means (i) with respect to the Trust, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Eligible Lender Trustee, the Trust, the Depositor or an Affiliate of the Depositor and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee, and (ii) with respect to the Depositor, the Administrator or the Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator or the Servicer, which counsel shall be acceptable to the Indenture Trustee and the Eligible Lender Trustee.

     "Origination Fee" means the origination fee payable to the Department by the lender with respect to any Trust Student Loan made on or after October 1, 1993, equal to 0.50% of the initial principal balance of such loan.

     "Other Currency Account" means each account designated as such, established and maintained pursuant to Section 2.3(n) of the Administration Agreement.

     "Outstanding" means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

          (a) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (b) Notes, or portions thereof, for which payment has been made to the applicable Noteholders in reduction of the outstanding principal balance thereof or for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (excluding for such purpose any amounts on deposit in any Accumulation Account); provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture; and

          (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not

                                Appendix A-1-31
to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means, as of any date of determination, the aggregate principal balance of all the Notes or the applicable class or classes of Notes, as the case may be, Outstanding at such date of determination; provided, however, that if any class of Reset Rate Notes is then in Foreign Exchange Mode, the Outstanding Amount shall be based on the U.S. Dollar Equivalent Principal Amount of that class of Reset Rate Notes.

     "Paying Agent" means, with respect to the Notes (other than any class of Reset Rate Notes denominated in a currency other than U.S. Dollars), the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Eligible Lender Trustee, on behalf of the Trust, to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Trust. With respect to any class of Reset Rate Notes denominated in a currency other than U.S. Dollars, Paying Agent means the London Paying Agent and the Luxembourg Paying Agent.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company, limited liability partnership or government or any agency or political subdivision thereof.

     "Physical Property" has the meaning assigned to such terms in the definition of "Delivery" above.

     "Plan" has the meaning specified in Exhibit D-1 to the Trust Agreement.

     "Pool Balance" for any date means the aggregate principal balance of the Trust Student Loans on that date, including accrued interest that is expected to be capitalized, as reduced by:

          (a) all payments received by the Trust through that date from borrowers, the Guarantors and the Department;

          (b) all amounts received by the Trust through that date from repurchases of the Trust Student Loans by SLMA, SLM ELC, VG Funding, or the Depositor, or purchases by the Servicer;

          (c) all Liquidation Proceeds and Realized Losses on the Trust Student Loans liquidated through that date;

                                Appendix A-1-32

          (d) the amount of any adjustments to balances of the Trust Student Loans that the Servicer makes under the Servicing Agreement through that date; and

          (e) the amount by which Guarantor reimbursements of principal on defaulted Trust Student Loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Pre-Funding Account" means an account designated as such, established and maintained pursuant to Section 2.3(p) of the Administration Agreement.

     "Pre-Funding Account Initial Deposit" means $589,349,348.

     "Primary Servicing Fee" for any Monthly Servicing Payment Date has the meaning specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Monthly Servicing Payment Dates that remain unpaid.

     "Prime Rate" means, for any relevant Interest Rate Determination Date prior to each Interest Rate Change Date, the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Bank Prime Loan." The Administrator will observe the following procedures if the Prime Rate cannot be determined as described above: (i) if the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that Interest Rate Determination Date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan", (ii) if the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date, then the Administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that Interest Rate Determination Date,
(iii) if fewer than four rates appear on the Reuters screen USPRIME1 page on the relevant Interest Rate Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that Interest Rate Determination Date by three major banks in New York City selected by the Administrator, or (iv) if the banks selected by the Administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that Interest Rate Determination Date.

     "Principal Distribution Amount" means, (i) with respect to the initial Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes exceeds the Adjusted Pool

                                Appendix A-1-33

Balance as of the end of the Funding Period, and (ii) with respect to each subsequent Distribution Date, the sum of (a) the amount by which the Adjusted Pool Balance for the preceding Distribution Date exceeds the Adjusted Pool Balance for that Distribution Date, and (b) any amounts received under the Interest Rate Cap Agreement for that Distribution Date.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Purchase Agreements" means the SLMA Purchase Agreement, the SLM ELC Purchase Agreement and the VG Funding Purchase Agreement.

     "Purchase Amount" with respect to any Trust Student Loan means the amount required to prepay in full such Trust Student Loan under the terms thereof including all accrued interest thereon.

     "Purchased Student Loan" means a Trust Student Loan which is, as of the close of business on the last day of a Collection Period, purchased by the Servicer pursuant to Section 3.5 of the Servicing Agreement or repurchased by the Depositor pursuant to Section 6 of the Sale Agreement, purchased by SLMA pursuant to Section 6 of the SLMA Purchase Agreement, purchased by VG Funding pursuant to Section 6 of the VG Funding Purchase Agreement, or purchased by SLM ELC pursuant to Section 6 of the SLM ELC Purchase Agreement.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Act.

     "Quarterly Funding Amount" means, for each class of Reset Rate Notes, for any Distribution Date that is (1) more than one year before the next related Reset Date, zero and (2) one year or less before the next related Reset Date, an amount to be deposited into the Remarketing Fee Account for the Reset Rate Notes so that the amount therein in respect of that class equals the Quarterly Required Amount for that class; provided, however, that if on any Distribution Date that is not a Reset Date, the amount on deposit in the Remarketing Fee Account in respect of that class is greater than the Quarterly Required Amount for that class, such excess will be transferred to the Collection Account and included in Available Funds for that Distribution Date.

     "Quarterly Required Amount" means, for each class of Reset Rate Notes, (1) on any related Reset Date, the Reset Period Target Amount for that class or (2) on a Distribution Date that is one year or less before the next related Reset Date (x) the Reset Period Target Amount for that class multiplied by (y) 5 minus the number of Distribution Dates remaining until the next Reset Date for that class (excluding the current Distribution Date and including the next Reset
Date), divided by (z) five (5).

     "Rating Agency" means Moody's, S&P and Fitch. If any such organization or successor thereto is no longer in existence, "Rating Agency" with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person designated by the Administrator, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

                                Appendix A-1-34

     "Rating Agency Condition" means, with respect to any intended action, that each Rating Agency then rating a class of Notes shall have been given 10 days' prior written notice thereof and that each such Rating Agency shall have notified the Administrator, the Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Remarketing Agents, if applicable, in writing that such proposed action will not result in and of itself in the reduction or withdrawal of its then-current rating of any class of Notes.

     "Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any Liquidated Student Loan over Liquidation Proceeds for that Liquidated Student Loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

     "Record Date" means, with respect to a Distribution Date or Redemption Date and for each class of Notes, the close of business on the day preceding such Distribution Date or Redemption Date.

     "Recoveries" means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

     "Redemption Date" means in the case of a payment to Noteholders pursuant to
Section 10.1 of the Indenture, the Distribution Date specified pursuant to
Section 10.1 of the Indenture.

     "Redemption Price" means an amount equal to the Outstanding Amount of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rates to but excluding the Redemption Date.

     "Reference Banks" means, with respect to (i) LIBOR, four major banks in the London interbank market for deposits in U.S Dollars selected by the Administrator, (ii) EURIBOR, four major banks in the Euro-zone interbank market selected by the Administrator and (iii) GBP-LIBOR, four major banks in the London interbank market for deposits in Pounds Sterling selected by the Administrator.

     "Registrar" means the Excess Distribution Certificate Registrar and/or the Note Registrar, as applicable.

     "Regulation S" means Regulation S promulgated under the Act.

     "Regulation S Global Note Certificate" has the meaning specified in Section
2.1 of the Indenture.

     "Remarketing Agency Agreement" means the collective reference to an Initial Remarketing Agency Agreement and the Supplemental Remarketing Agency Agreement.

     "Remarketing Agent" means, initially, each of Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. The Administrator, in its sole discretion, may change any Remarketing

                                Appendix A-1-35

Agent for the Reset Rate Notes for any Reset Period at any time on or before a Remarketing Terms Determination Date.

     "Remarketing Agreement" means the Remarketing Agreement dated as of June 10, 2004 among the Remarketing Agents, the Administrator and the Trust, as amended or supplemented from time to time.

     "Remarketing Fee Account" means the account designated as such, established and maintained pursuant to Section 2.3(i) of the Administration Agreement.

     "Remarketing Terms Determination Date" means, for a class of Reset Rate Notes, not later than 3:00 p.m., New York City time, on the eighth Business Day prior to the applicable Reset Date.

     "Remarketing Terms Notice" means the notice delivered by the Remarketing Agents to a class of Reset Rate Noteholders, the Indenture Trustee, the Rating Agencies and the applicable Clearing Agencies on each Remarketing Terms Determination Date containing the information set forth in the Reset Rate Note Procedures (Appendix A-2 to the Indenture).

     "Reserve Account" means the account designated as such, established and maintained pursuant to Section 2.3(g) of the Administration Agreement.

     "Reserve Account Initial Deposit" means $7,425,742.

     "Reset Date" means a Distribution Date on which certain terms for a class of Reset Rate Notes may be changed in accordance with the Reset Rate Note Procedures (Appendix A-2 to the Indenture).

     "Reset Period" means, with respect to any class of Reset Rate Notes, a period of at least three months (or any other longer duration that is a multiple of three months) that will always end on the day before a Distribution Date, which such Distribution Date will be the next Reset Date; provided that no such Reset Period may end after the day before the related Reset Rate Notes Maturity Date.

     "Reset Period Target Amount" means, for each class of Reset Rate Notes and any Distribution Date that is (1) more than one year before the next related Reset Date, zero, and (2) one year or less before the next related Reset Date, the highest remarketing fee payable to the Remarketing Agents for that class of Reset Rate Notes (not to exceed 0.35% of the maximum principal balance of such class of Reset Rate Notes that could be remarketed) on the next related Reset Date as determined by the Administrator based on the assumed weighted average life of such class of Reset Rate Notes and the maximum remarketing fee set forth on a schedule attached to the Remarketing Agreement, as such schedule may be amended from time to time.

     "Reset Rate Note" means any Class A-5 Notes or Class A-6 Notes, as applicable.

     "Reset Rate Note Procedures" means Appendix A-2 to the Indenture.

                                Appendix A-1-36

     "Reset Rate Noteholder" means the Person in whose name a Reset Rate Note is registered in the Note Register.

     "Reset Rate Notes" means the Class A-5 Notes and Class A-6 Notes.

     "Reset Rate Notes Maturity Date" means the Class A-5 Maturity Date or Class A-6 Maturity Date, as applicable.

     "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Rule 144A" means Rule 144A promulgated under the Act.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

     "Sale Agreement" means the Sale Agreement Master Securitization Terms Number 1000, dated as of June 10, 2004, among the Eligible Lender Trustee on behalf of the Trust, the Trust, the Interim Eligible Lender Trustee and the Depositor, as well as each sale agreement entered into thereunder.

     "Schedule of Trust Student Loans" means the listing of the Trust Student Loans set forth in Schedule A to the Indenture and the Bill of Sale (which Schedule may be in the form of microfiche).

     "Schedule Replacement Order" means an Issuer Order replacing Schedule A to each class of Reset Rate Notes to be delivered with respect to the related Reset Date.

     "Servicer" means Sallie Mae, Inc., in its capacity as servicer of the Trust Student Loans, or any successor thereto in such capacity in accordance with the Servicing Agreement.

     "Servicer Default" means an event specified in Section 5.1 of the Servicing Agreement.

     "Servicer Distribution Date" has the meaning specified in the Servicing Agreement.

     "Servicer's Report" means any report of the Servicer delivered pursuant to
Section 3.1(a) of the Administration Agreement, substantially in the form acceptable to the Administrator.

     "Servicing Agreement" means the Servicing Agreement, dated as of June 10, 2004, among the Trust, the Eligible Lender Trustee, the Servicer, the Administrator and the Indenture Trustee.

                                Appendix A-1-37

     "Servicing Fee" has the meaning specified in Attachment A to the Servicing Agreement.

     "SLM ELC" means SLM Education Loan Corp.

     "SLM ELC Purchase Agreement" means the Purchase Agreement Master Securitization Terms Number 1000, dated as of June 10, 2004, among SLM ELC, the Interim Eligible Lender Trustee and the Depositor, as well as each purchase agreement entered into thereunder.

     "SLMA" means the Student Loan Marketing Association.

     "SLMA Purchase Agreement" means the Purchase Agreement Master Securitization Terms Number 1000, dated as of June 10, 2004, among SLMA, the Interim Eligible Lender Trustee and the Depositor, as well as each purchase agreement entered into thereunder.

     "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

     "Specified Reserve Account Balance" means, for any Distribution Date, the greater of:

          (a) 0.25% of the Pool Balance as of the close of business on the last day of the related Collection Period plus, with respect to the initial Distribution Date, the aggregate initial principal balance of all Additional Trust Student Loans purchased during the period from but excluding September 30, 2004, to and including October 15, 2004, including accrued interest to be capitalized as of their respective Subsequent Cutoff Dates; and

          (b)  $4,455,445;

provided that in no event will that balance exceed the Outstanding Amount. For these purposes, as to a class of Reset Rate Notes which then is structured not to receive a payment of principal until the end of the related Reset Period, the Outstanding Amount, or its U.S. Dollar Equivalent Principal Amount, as applicable, of that class of Reset Rate Notes will be reduced by any amounts (less any Investment Earnings) on deposit in the related Accumulation Account for that class of Reset Rate Notes.

     "Spread" means the percentage, determined by the Remarketing Agents on the Spread Determination Date, with respect to a class of Reset Rate Notes that is to bear a floating rate of interest, in excess of or below the applicable interest rate Index that will be applicable to that class of Reset Rate Notes during any Reset Period after the initial Reset Period so as to result in an interest rate that, in the reasonable opinion of the Remarketing Agents, will enable all of the tendered Reset Rate Notes of that class to be remarketed by the Remarketing Agents at 100% of the Outstanding Amount thereof.

     "Spread Determination Date" means, for any class of Reset Rate Notes, not later than 3:00 p.m., New York City time, on the third Business Day prior to the applicable Reset Date.

     "Spread Determination Notice" means the notice delivered by the Remarketing Agents to the Noteholders of a class of Reset Rate Notes, the Indenture Trustee, the Rating Agencies, the Clearing Agencies and, if such class of Reset Rate Notes is then listed on the Luxembourg Stock

                                Appendix A-1-38

Exchange, the Luxembourg Stock Exchange on each Spread Determination Date containing the information set forth in the Reset Rate Note Procedures (Appendix A-2 to the Indenture).

     "State" means any one of the 50 States of the United States of America or the District of Columbia.

     "Stepdown Date" means the earlier to occur of (i) the July 2009 Distribution Date or (ii) the first date on which no Class A Notes remain Outstanding. For this purpose, the Outstanding Principal Balance of a class of Reset Rate Notes will be deemed reduced by any amounts (other than Investment Earnings) on deposit in any related Accumulation Account.

     "Student Loans" means education loans to students and parents of students under the Federal Family Education Loan Program.

     "Subsequent Cutoff Date" with respect to each Additional Trust Student Loan has the meaning set forth in the related Additional Purchase Agreement and Additional Sale Agreement.

     "Successor Administrator" has the meaning specified in Section 3.7(e) of the Indenture.

     "Successor Servicer" has the meaning specified in Section 3.7(e) of the Indenture.

     "Supplemental Interest Account" means each account designated as such, established and maintained pursuant to Section 2.3(k) of the Administration Agreement.

     "Supplemental Interest Account Deposit Amount" means, with respect to any Distribution Date when a class of Reset Rate Notes is then structured not to receive a payment of principal until the end of the related Reset Period, the lesser of:

     (a) the product of:

          (1) the difference between (x) the weighted average of the LIBOR-based rates (as determined on the LIBOR Determination Date immediately preceding that Distribution Date) that will be payable by the Trust to any related Swap Counterparties on the next Distribution Date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that Distribution Date) that will be payable by the Trust to the related Noteholders on the next Distribution Date, as applicable, and (y) an assumed rate of Investment Earnings that satisfies the Rating Agency Condition,

          (2) the amount on deposit in the related Accumulation Account immediately after that Distribution Date, and

          (3) the actual number of days from that Distribution Date to the next Reset Date for that class of Reset Rate Notes, divided by 360; and

     (b) an amount that satisfies the Rating Agency Condition.

     "Supplemental Remarketing Agency Agreement" means each agreement, substantially in the form of Appendix C to the Remarketing Agreement to be entered into on each Spread

                                Appendix A-1-39

Determination Date (unless a Call Option has been exercised or a Failed Remarketing has been declared) among the Remarketing Agents, the Administrator and the Trust.

     "Swap Agreement" means the applicable ISDA Master Agreement, and each related swap schedule and/or Swap Confirmation with respect to: (i) each Initial Currency Swap Agreement, (ii) each Currency Swap Agreement and each Interest Rate Swap Agreement to be entered into from time to time by the Administrator or the Eligible Lender Trustee in either case solely on behalf of the Trust and an Eligible Swap Counterparty, pursuant to the terms and conditions set forth in the Reset Rate Note Procedures, and (iii) the Interest Rate Cap Agreement.

     "Swap Confirmation" means each swap confirmation relating to a Swap Agreement.

     "Swap Counterparty" means each Eligible Swap Counterparty from time to time party to a Swap Agreement, each Initial Currency Swap Counterparty (with respect to each Initial Currency Swap Agreement) and the Interest Rate Cap Swap Counterparty (with respect to the Interest Rate Cap Agreement).

     "Swap Interest Payments" means, with respect to each Distribution Date, the amount payable to the related Swap Counterparty by the Trust as a quarterly premium payment pursuant to the related Swap Agreement.

     "Swap Payments" means, with respect to each Distribution Date, the amount, if any, payable to a Swap Counterparty by the Trust for such date, including amounts due and unpaid from prior Distribution Dates (other than Swap Termination Payments), as specified in the applicable Swap Agreement.

     "Swap Receipts" means, with respect to each Distribution Date, the amount required to be received from the related Swap Counterparty by the Trust for such date (other than Swap Termination Payments), as specified in the related Swap Agreement.

     "Swap Termination Date" means the date on which Swap Agreement terminates in accordance with its terms, which with respect to any Initial Currency Rate Swap Agreement is scheduled to be the Initial Reset Date for the related class of Reset Rate Notes.

     "Swap Termination Payments" shall have the meaning set forth in each Swap Agreement.

     "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer System.

     "Telerate Page 248" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Telerate Page 3750" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                                Appendix A-1-40

     "Telerate Page 7051" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Telerate Page 7052" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Three-Month EURIBOR", "Four-Month EURIBOR" and "Five-Month EURIBOR" means, with respect to any Accrual Period, the Euro-zone interbank offered rate for deposits in Euros having the specified maturity commencing on the first day of the Accrual Period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR Determination Date. If an applicable rate does not appear on Telerate Page 284, the rate for that day will be determined on the basis of the rates at which deposits in Euros having the specified maturity and in a principal amount of not less than (euro)1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro-zone interbank market by the Reference Banks. The Administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the Administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date, for loans in Euros to leading European banks having the specified maturity and in a principal amount of not less than
(euro)1,000,000. If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable Accrual Period will be EURIBOR for the specified maturity in effect for the previous Accrual Period.

     "Three-Month LIBOR," "Four-Month LIBOR" and "Five-Month LIBOR" means, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. Dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable Accrual Period will be LIBOR, for the specified maturity in effect for the previous Accrual Period.

     "Transfer" an offer, sale, pledge, transfer or other disposition of a Note or any interest therein.

                                Appendix A-1-41

     "Transfer Date" has the meaning specified in Section 5.2(a) of the Administration Agreement.

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trigger Event" means, on any Distribution Date while any of the Class A Notes are outstanding, the Outstanding Amount of the Notes, less any amounts (other than Investment Earnings) on deposit in any Accumulation Account, after giving effect to distributions to be made on that Distribution Date, would exceed the Adjusted Pool Balance as of the end of the related Collection Period.

     "Trust" means SLM Student Loan Trust 2004-5, a Delaware statutory trust established pursuant to the Trust Agreement.

     "Trust Account Property" means the Trust Accounts, all cash and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, the Capitalized Interest Account Initial Deposit, the Collection Account Initial Deposit, the Pre-Funding Account Initial Deposit and all earnings on and proceeds of the foregoing.

     "Trust Accounts" has the meaning specified in Section 2.3(b) of the Administration Agreement.

     "Trust Agreement" means the short-form trust agreement, dated as of May 24, 2004, between the Depositor and the Eligible Lender Trustee, as amended and restated pursuant to an amended and restated Trust Agreement, dated as of June 10, 2004 among the Depositor, the Eligible Lender Trustee and the Indenture Trustee.

     "Trust Auction Date" has the meaning specified in Section 4.4 of the Indenture.

     "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights sold, transferred and assigned to the Trust pursuant to the Sale Agreement and any Additional Sale Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Trust Agreement, the Administration Agreement, the Servicing Agreement, any Swap Agreements and any Eligible Repurchase Obligations.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "Trust Student Loan" means any student loan that is listed on the Schedule of Trust Student Loans on the Closing Date, plus any Additional Trust Student Loan, plus any student loan that is permissibly substituted for a Trust Student Loan by the Depositor pursuant to Section

                                Appendix A-1-42

6 of the Sale Agreement or pursuant to Section 6 of an Additional Sale Agreement, or by the Servicer pursuant to Section 3.5 of the Servicing Agreement, but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto or any Liquidated Student Loan following receipt by or on behalf of the Trust of Liquidation Proceeds with respect thereto or following such Liquidated Student Loan having otherwise been written off by the Servicer.

     "Trust Student Loan Files" means the documents specified in Section 2.1 of the Servicing Agreement.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

     "U.S. Dollar Equivalent Principal Amount" means, with respect to any class of Reset Rate Notes while in Foreign Exchange Mode, the U.S. Dollar equivalent of the Outstanding Amount of such class of Reset Rate Notes in Foreign Exchange Mode as of the date of determination based on the exchange rate provided in the related Currency Swap Agreement.

     "U.S. Global Note Certificate" has the meaning specified in Section 2.1 of the Indenture.

     "VG Funding" means VG Funding, LLC.

     "VG Funding Purchase Agreement" means the Purchase Agreement Master Securitization Terms Number 1000, dated as of June 10, 2004, among VG Funding, the Interim Eligible Lender Trustee and the Depositor, as well as each purchase agreement entered into thereunder.

                                Appendix A-1-43

                                                                    APPENDIX A-2

                           RESET RATE NOTE PROCEDURES

     Section 1. Definitions: All terms which are defined in Appendix A-1 shall have the same meanings in this Appendix A-2.

     Section 2. Interest Rates; Principal Payments: (a) Each class of Reset Rate Notes will bear interest for each related Reset Period at the rate set forth on Schedule A attached to the related Reset Rate Note as determined in accordance with Section 2(b) below; provided that during each initial Reset Period, each class of Reset Rate Notes will bear interest from the Closing Date through and including the related Initial Reset Date at the rate set forth in the first sentence of the definitions of "Class A-5 Rate" and "Class A-6 Rate," respectively. Interest on each class of Reset Rate Notes shall be payable by the Trust with respect to each Distribution Date at the priority level set forth in
Section 2.8(d) of the Administration Agreement; provided that if interest due to a class of Reset Rate Notes is payable through a Swap Agreement, the related Swap Interest Payments will be payable by the Trust to the related Swap Counterparty, and by the Swap Counterparty to the Trust (for payment to the related Reset Rate Noteholders), as described in Section 10 below.

     (b) After each initial Reset Period, either class of Reset Rate Notes may be reset to bear either a fixed or floating rate of interest at the option of the Remarketing Agents, in consultation with the Administrator. The interest rate of each class of Reset Rate Notes will be reset as of each related Reset Date as determined by (i) the Remarketing Agents, in consultation with the Administrator, with respect to (A) the length of the related Reset Period, (B) whether the rate is fixed or floating and (x) if floating, the applicable Index, or (y) if fixed, the applicable pricing benchmark, (C) the applicable Day Count Basis, (D) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (E) if in Foreign Exchange Mode, the applicable Distribution Dates on which interest will be paid to the related Reset Rate Noteholders, if other than quarterly, (F) the applicable Interest Rate Determination Dates within each Accrual Period, (G) the interval between Interest Rate Change Dates during each Accrual Period and (H) if applicable, the related All Hold Rate, and (ii) the Remarketing Agents (in their sole determination) with respect to the setting of the (A) fixed rate of interest or (B) Spread to the chosen Index, as applicable.

     (c) In the event that any class of Reset Rate Notes is reset (i) to bear (or continue to bear) interest at a floating rate, (ii) to bear (or continue to bear) a fixed rate of interest and/or (iii) to be denominated (or continue to be denominated) in a currency other than U.S. Dollars, and the Remarketing Agents, in consultation with the Administrator determine that it would be in the best interest of the Trust based on existing market conditions to enter into one or more Swap Agreements, the Administrator will be responsible for arranging, on behalf of the Trust, one or more Swap Agreements to hedge the basis risk and/or currency exchange risk (as applicable) and, together with the Remarketing Agents, for selecting the Swap Counterparties thereto in accordance with the procedures set forth in Section 10(d) below. No class of Reset Rate Notes will be reset (or continue) to bear interest at a floating rate that is not based on LIBOR or a Commercial Paper Rate, at a fixed rate or to be denominated in a currency other than U.S.

                                 Appendix A-2-1

Dollars unless one or more Swap Agreements are entered into as of the related Reset Date that results in the Rating Agency Condition being satisfied. In connection with each Swap Agreement, the Remarketing Agents shall solicit bids from Eligible Swap Counterparties in accordance with the procedures set forth in
Section 10(d) below.

     (d) Each class of Reset Rate Notes shall be entitled either (i) to receive payments of principal in reduction of its Outstanding Amount on each Distribution Date at the priority level set forth in Section 2.8(f) of the Administration Agreement or the related Remarketing Terms Notice or (ii) if such class is then structured not to receive a payment of principal until the end of the related Reset Period, to receive allocations of principal at the priority level set forth in Section 2.8(f) of the Administration Agreement on each Distribution Date; provided, however, that such amounts referred to in this clause (ii) shall not be paid in reduction of the Outstanding Amount of such class of Reset Rate Notes, and instead all such amounts shall be deposited into the related Accumulation Account for payment to the related Reset Rate Noteholders or the related Currency Swap Counterparty, as applicable, on or about the next related Reset Date as set forth in Section 11(a) below.

     Section 3. End of Reset Period Notice: (a) Unless the holder of the related Call Option has delivered the related Call Option Notice, the Administrator, not less than fifteen nor more than thirty calendar days prior to any Remarketing Terms Determination Date, will (i) give written notice (including facsimile or other electronic transmission, if permitted pursuant to the recipient's standard procedures) to the applicable Clearing Agencies and the Luxembourg Stock Exchange (for so long as the related class of Reset Rate Notes is listed on such exchange), with a copy to the Indenture Trustee, notifying them of the upcoming Reset Date and the identities of the related Remarketing Agents and stating whether tender is deemed mandatory or optional for the applicable class of Reset Rate Notes on the related Reset Date (the "Initial Reset Date Notice"), (ii) request that each Clearing Agency notify its participants of (1) the contents of the Initial Reset Date Notice, (2) the Remarketing Terms Notice to be given on the Remarketing Terms Determination Date pursuant to Section 4(d) below, (3) the Spread Determination Notice to be given on the Spread Determination Date pursuant to Section 9(e) below, and (4) if applicable, the procedures concerning the timely delivery of a Hold Notice pursuant to Section 8 below that must be followed if any beneficial owner of a class of Reset Rate Notes wishes to retain its Reset Rate Notes. For so long as the related class of Reset Rate Notes is listed on the Luxembourg Stock Exchange, a copy of such notices will be sent to the Luxembourg Stock Exchange and each of the Remarketing Terms Notice and the Spread Determination Notice will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be The Luxemburger Wort) and (iii) initiate discussions with representatives of the Luxembourg Stock Exchange regarding an addendum to the Offering Memorandum dated June 3, 2004, if required by Section 7(f)(i) of the Remarketing Agreement.

     (b) The Administrator will also include in each Initial Reset Date Notice the names and contact information of the Luxembourg Listing Agent, if applicable, and any Remarketing Agents confirmed or appointed by the Administrator, or if no Remarketing Agents have then been so chosen, the Administrator will provide adequate contact information for Reset Rate Noteholders to receive information regarding the upcoming Reset Date.

                                 Appendix A-2-2

     (c) If the related Clearing Agency or its respective nominee, as applicable, is no longer the holder of record of the related class of Reset Rate Notes, the Administrator, or the Remarketing Agents on its behalf, will send the related Reset Rate Noteholders, with a copy to the Indenture Trustee and the Luxembourg listing agent, as applicable, the required notices setting forth the information in Sections 3(a) and 3(b) above not less than fifteen nor more than thirty calendar days prior to any Remarketing Terms Determination Date. In addition, in the event that Definitive Notes evidencing an interest in any class of Reset Rate Notes are issued, the Administrator shall cause the Note Registrar to provide to the relevant Reset Rate Noteholders and the Luxembourg listing agent, as applicable, any additional procedures applicable to such Reset Rate Notes while in definitive form.

     Section 4. Remarketing Terms Determination Date: (a) Subject to the provisions of the Remarketing Agreement, prior to the Remarketing Terms Determination Date, and unless the holder of the related Call Option has delivered the related Call Option Notice, the Administrator shall re-affirm the capability of the initial Remarketing Agents to perform under the Remarketing Agreement, and/or enter into new remarketing agreements with other or additional remarketing agents, who shall function as the Remarketing Agents with respect to the related Reset Date. On each Remarketing Terms Determination Date, the Trust, the Administrator and the Remarketing Agents will enter into a Remarketing Agency Agreement for the remarketing of the related class of Reset Rate Notes.

     (b) If the Remarketing Agents, in consultation with the Administrator, determine prior to the Remarketing Terms Determination Date that any Currency Swap Agreements required pursuant to Section 2(c)(iii) above will not be obtainable on the related Reset Date, the related class of Reset Rate Notes must be denominated in U.S. Dollars during the next related Reset Period.

     (c) Unless the holder of the related Call Option has delivered the related Call Option Notice, on or prior to the Remarketing Terms Determination Date the Remarketing Agents will notify the related Reset Rate Noteholders whether tender is deemed mandatory or optional and, in consultation with the Administrator, will establish the following terms for the related class of Reset Rate Notes to be applicable during the immediately following related Reset Period:

          (i) the expected weighted average life of that class of Reset Rate Notes, based on prepayment and other assumptions customary for comparable securities;

          (ii) the name and contact information of the Remarketing Agents;

          (iii) the next Reset Date and length of such Reset Period;

          (iv) the interest rate mode (i.e., fixed rate or floating rate);

          (v) the currency denomination;

          (vi) the applicable minimum denominations and additional increments for such class of Reset Rate Notes;

                                 Appendix A-2-3

          (vii) if both classes of Reset Rate Notes are successfully remarketed on the same Reset Date, whether there will be any change in the relative priorities with respect to the right to receive payments of principal;

          (viii) if in Foreign Exchange Mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

          (ix) if in Foreign Exchange Mode, the applicable Distribution Dates on which interest and principal will be paid to the related Reset Rate Noteholders, if other than quarterly;

          (x) whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period;

          (xi) if in floating rate mode, the applicable Index;

          (xii) if in floating rate mode, the interval between Interest Rate Change Dates;

          (xiii) if in floating rate mode, the applicable Interest Rate Determination Date;

          (xiv) if in fixed rate mode, the applicable fixed rate pricing benchmark;

          (xv) if in fixed rate mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

          (xvi) if in floating rate mode, whether there will be a related Swap Agreement and, if so, the identities of the Eligible Swap Counterparties from which bids will be solicited;

          (xvii) the applicable Day Count Basis;

          (xviii) the related All Hold Rate, if applicable;

          (xix) if Definitive Notes are to be issued, the procedures for delivery and exchange of Definitive Notes and for dealing with lost or mutilated notes; and

          (xx) any other relevant terms incidental to the foregoing (other than the related Spread or fixed rate of interest, as applicable) for the next Reset Period;

provided that any interest rate mode, other than a floating rate based on LIBOR or a Commercial Paper Rate, will require that the Rating Agency Condition be satisfied prior to the delivery of the related Remarketing Terms Notice.

     (d) The Remarketing Agents will communicate all of the information established in Section 4(c) above in the Remarketing Terms Notice required to be given in writing (including facsimile or other electronic transmission if in accordance with each Clearing Agency's standard procedures) to each Clearing Agency (and the Luxembourg Stock Exchange if the Reset Rate Notes are then listed on such exchange) or to the related Reset Rate Noteholders if Definitive

                                 Appendix A-2-4

Notes have been issued, as applicable, the Indenture Trustee and the Rating Agencies on the Remarketing Terms Determination Date.

     (e) In addition, prior to the Remarketing Terms Determination Date, the Administrator shall cause the Schedule Replacement Order with respect to the related Reset Rate Notes to be delivered to the Indenture Trustee, the Clearing Agencies and, if the related class of Reset Rate Notes is then listed on the Luxembourg Stock Exchange, the Luxembourg Listing Agent.

     Section 5. All Hold Rate: (a) On each Remarketing Terms Determination Date for a class of Reset Rate Notes which is denominated in U.S. Dollars during both the then-current Reset Period and the immediately following Reset Period, the Remarketing Agents, in consultation with the Administrator, will establish the related All Hold Rate for that class of Reset Rate Notes. With respect to any class of Reset Rate Notes that is either in Foreign Exchange Mode during the then-current Reset Period or will be reset into Foreign Exchange Mode on the immediately following Reset Date, all related Reset Rate Noteholders will be deemed to have tendered their Notes on the related Reset Date, regardless of any desire by such Reset Rate Noteholders to retain their ownership thereof, and no All Hold Rate will be applicable.

     (b) The All Hold Rate will only be applicable if 100% of the Reset Rate Noteholders of a class deliver timely Hold Notices wherein they elect to hold their Reset Rate Notes for the next related Reset Period. If applicable, the related interest rate for that class of Reset Rate Notes during the immediately following Reset Period will not be less than the All Hold Rate. If the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All Hold Rate, then upon a successful remarketing of the related class of Reset Rate Notes, all related Reset Rate Noteholders who delivered a Hold Notice agreeing to be subject to the All Hold Rate instead will be entitled to the higher rate of interest during the immediately following Reset Period.

     Section 6. Failed Remarketing: (a) With respect to each Reset Date for which the holder of the related Call Option does not deliver the related Call Option Notice, a Failed Remarketing will be declared by the Remarketing Agents and the provisions of this Section 6 will apply if any of the conditions set forth in the definition of "Failed Remarketing" are applicable. In order to prevent the declaration of a Failed Remarketing, the Remarketing Agents will have the option, but not the obligation, to purchase any Reset Rate Notes tendered that they are not otherwise able to remarket or with respect to which a committed purchaser defaults on their purchase obligations.

     (b) At any time a Failed Remarketing is declared: (i) all related Reset Rate Notes will be retained by the related Reset Rate Noteholders on the related Reset Date, regardless of any deemed mandatory or voluntary tenders made to the Remarketing Agents, (ii) the Failed Remarketing Rate for such class of Reset Rate Notes will apply for the related Reset Period and (iii) a Reset Period of three months will be established. In addition, if a class of Reset Rate Notes are in Foreign Exchange Mode at the time a Failed Remarketing is declared, the provisions of Sections 10(a)(i) and (ii) shall also apply.

                                 Appendix A-2-5

     (c) If there is a Failed Remarketing of a class of Reset Rate Notes, the related Reset Rate Noteholders shall not be entitled to exercise any remedies as a result of the failure of their class of Reset Rate Notes to be remarketed on the related Reset Date.

     Section 7. Call Option: (a) With respect to each Reset Date, the Depositor, as the initial holder of the Excess Distribution Certificate, is hereby granted a Call Option for the purchase of not less than 100% of the related class of Reset Rate Notes, exercisable at a price equal to 100% of the Outstanding Amount of that class of Reset Rate Notes, less all amounts distributed to the related Reset Rate Noteholders as a payment of principal with respect to the related Distribution Date(s), plus any accrued and unpaid interest not paid by the Trust with respect to the applicable Reset Date.

     (b) The Depositor, as the initial holder of the Excess Distribution Certificate, effective as of the Closing Date, hereby transfers all of its right title and interest in and to each Call Option to SLM Education Credit Finance Corporation, which upon receipt thereof will dividend all of its right, title and interest in and to each Call Option to SLM Corporation, and in acceptance of such transfer SLM Corporation also hereby agrees to abide by all terms and conditions hereunder with respect to each Call Option as set forth in these Reset Rate Note Procedures.

     (c) SLM Corporation may further transfer ownership of either Call Option at any time to one of its Affiliates; provided that such permitted transferee has at no time in the past owned, and is not obligated under either the Purchase Agreements or the Sale Agreement to transfer, an interest in any of the Trust Student Loans.

     (d) A Call Option may be exercised with respect to the related class of Reset Rate Notes at any time on or prior to the determination of the related Spread or fixed rate or the declaration of a Failed Remarketing, as applicable, on the related Spread Determination Date by delivery of a Call Option Notice; provided that such Call Option may not be exercised before the day following the last Distribution Date immediately preceding the next applicable Reset Date. In addition, for so long as the related class of Reset Rate Notes is listed on the Luxembourg Stock Exchange, the holder of the related Call Option shall cause a notice of the exercise of the related Call Option to be published in a leading newspaper having general circulation in Luxembourg (which is expected to be The Luxemburger Wort). Once written notice of the exercise of a Call Option is given, such exercise may not be rescinded.

     (e) All amounts due and owing to the related Reset Rate Noteholders shall be remitted on or before the related Reset Date by the holder of the related Call Option in accordance with the standard procedures established by the Clearing Agencies for transfer of securities to ensure timely payment of principal to the related Reset Rate Noteholders on the related Reset Date.

     (f) In the event that a Call Option is exercised with respect to a class of Reset Rate Notes then in Foreign Exchange Mode, the holder of such Call Option shall deliver the U.S. Dollar Equivalent Principal Amount remaining after all payments of principal are made with respect to the related Distribution Date, and interest (if applicable) owing to the Reset Rate Noteholders to the Remarketing Agents for delivery to the Swap Counterparties to the related

                                 Appendix A-2-6

Currency Swap Agreements, who shall exchange such amount into the applicable currency for delivery to the related Reset Rate Noteholders; provided, however, that if there are no such Currency Swap Agreements then in effect, the holder of such Call Option shall remit all amounts due and owing to the Remarketing Agents for delivery to the Reset Rate Noteholders in the applicable currency on or before the Reset Date in accordance with the standard procedures established by the related Clearing Agencies for transfer of securities to ensure timely payment of principal to the related Reset Rate Noteholders on the related Reset Date.

     (g) If a Call Option is exercised with respect to any class of Reset Rate Notes, (i) the interest rate on that class of Reset Rate Notes will be the Call Rate, (ii) that class of Reset Rate Notes will be denominated in U.S. Dollars and (iii) a Reset Period of three months will be established. At the end of such three month Reset Period, the holder of the related Call Option may either remarket the related class of Reset Rate Notes pursuant to the remarketing procedures set forth herein and in the Remarketing Agreement, or retain that class of Reset Rate Notes for one or more successive three-month Reset Periods at the then-current Call Rate. In the event the holder of the related Call Option chooses to remarket any class of Reset Rate Notes, such holder shall be solely responsible for all costs and expenses relating to the preparation of any new offering document and any other related costs and expenses associated with such remarketing, other than the fees of the Remarketing Agents, as more fully set forth in Section 3 of the Remarketing Agreement.

     (h) Other than in connection with the exercise of a Call Option, neither SLM Corporation, SLMA, the Trust or any of their Affiliates shall have the ability to purchase any Reset Rate Notes tendered to the Remarketing Agents.

     Section 8. Hold Notice: For a class of Reset Rate Notes that is denominated in U.S. Dollars during both the then-current Reset Period and the immediately following Reset Period, the related Reset Rate Noteholders will have the option to deliver a Hold Notice to any Remarketing Agent setting forth their desire to hold their Reset Rate Notes for the next Reset Period at a rate of interest not less than the All Hold Rate and on the terms set forth in the related Remarketing Terms Notice, at any time on or after the Remarketing Terms Determination Date until the Notice Date. Such Hold Notice may be delivered as an oral statement to a Remarketing Agent, if subsequently confirmed in writing within 24 hours, which confirmation may be in the form of an e-mail if timely received by the Remarketing Agent. If a Reset Rate Noteholder does not timely deliver a Hold Notice to a Remarketing Agent (such Hold Notice not to be considered delivered until actually received by such Remarketing Agent), that Reset Rate Noteholder will be deemed to have tendered for remarketing 100% of the Outstanding Amount of its related class of Reset Rate Notes. Any duly delivered Hold Notice will be irrevocable, but will be subject to a mandatory tender of the applicable Reset Rate Notes pursuant to any exercise of the related Call Option. All of the Reset Rate Notes of an applicable class, whether tendered or not, will bear interest during any related Reset Period on the same terms.

     Section 9. Spread Determination Date: (a) On each Spread Determination Date, unless a Failed Remarketing has been declared or the holder of the related Call Option has delivered the related Call Option Notice, the Administrator, the Trust and the Remarketing Agents will enter into a Supplemental Remarketing Agency Agreement.

                                 Appendix A-2-7

     (b) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Administrator, have determined that a class of Reset Rate Notes is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding Reset Period will be determined on the Spread Determination Date by adding (i) the applicable spread as determined by the Remarketing Agents on the Spread Determination Date and (ii) the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the Remarketing Agents, as having an expected weighted average life based on a scheduled maturity at the next Reset Date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life; provided that such fixed rate of interest will in no event be lower than the related All Hold Rate, if applicable. The Remarketing Agents shall determine the applicable fixed rate of interest for such class of Reset Rate Notes (by reference to the applicable fixed rate pricing benchmark plus or minus the spread determined on the Remarketing Terms Determination Date) on each Spread Determination Date irrespective of whether no remarketing will occur as the result of the application of the All Hold Rate, if applicable. In addition, on the related Spread Determination Date, the Remarketing Agents, in consultation with the Administrator, shall determine the Supplemental Interest Account Deposit Amount, if any, for that class of Reset Rate Notes.

     (c) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Administrator, have determined that a class of Reset Rate Notes is to be reset to bear a floating rate of interest, then, on the related Spread Determination Date, the Remarketing Agents will establish the applicable Spread to be added or subtracted from the applicable Index; provided that such floating rate of interest will in no event be lower than the related All Hold Rate, if applicable. In addition, on the related Spread Determination Date, the Remarketing Agents, in consultation with the Administrator, shall determine the Supplemental Interest Account Deposit Amount, if any, for that class of Reset Rate Notes.

     (d) If required pursuant to Section 2(c) above, on the related Reset Date the Trust shall enter into either (i) one or more Currency Swap Agreements, if the related class of Reset Rate Notes is to be reset in Foreign Exchange Mode, or (ii) one or more Interest Rate Swap Agreements if the related class of Reset Rate Notes is to be reset in U.S. Dollars and to bear interest at a fixed rate or at a floating rate other than one based on LIBOR or a Commercial Paper Rate, with an Eligible Swap Counterparty.

     (e) On or immediately following the Spread Determination Date, the Remarketing Agents will communicate in writing (including facsimile or other electronic transmission if in accordance with each Clearing Agency's standard procedures) the contents of the Spread Determination Notice to each Clearing Agency (and the Luxembourg Stock Exchange if the related class of Reset Rate Notes is then listed on such exchange) or the Reset Rate Noteholders if Definitive Notes have been issued, as applicable, with instructions to distribute such notices to its related participants, or to the related Reset Rate Noteholders, as applicable, the Indenture Trustee and the Rating Agencies. The Spread Determination Notice will contain: (i) the determined Spread or fixed rate of interest, as the case may be, or, if applicable, a statement that the All Hold Rate or the Failed Remarketing Rate will be in effect for the immediately following Reset Period, (ii) any applicable currency exchange rate,
(iii) the identity of any selected Swap Counterparty or Counterparties, if applicable, (iv) if applicable, the floating rate (or rates) of

                                 Appendix A-2-8
interest to be due to each selected Swap Counterparty with respect to each Distribution Date during the immediately following Reset Period and (v) any other information that the Administrator or the Remarketing Agents deem applicable. Furthermore, for each class of Reset Rate Notes to be reset in Foreign Exchange Mode, the currency exchange rate, the Extension Rate due to each related Currency Swap Counterparty and the Failed Remarketing Rate applicable to such class for the immediately following Reset Period will be determined pursuant to the terms of the related Currency Swap Agreement and contained in the Spread Determination Notice. In addition, if required for the immediately following Reset Period, on or before the related Spread Determination Date the Administrator will arrange for new or additional securities identification codes to be obtained as required.

     Section 10. Swap Agreements:

     (a) If a class of Reset Rate Notes is to be reset in Foreign Exchange Mode, on the related Reset Date, the Administrator will enter into (not in its individual capacity, but solely as Administrator on behalf of the Trust) or will instruct the Eligible Lender Trustee to enter into (not in its individual capacity, but solely as Eligible Lender Trustee) one or more Currency Swap Agreements for the related Reset Period.

          (i) Each Currency Swap Counterparty which is party to a related Currency Swap Agreement will be entitled to receive: (A) on the effective date of such Currency Swap Agreement, all secondary market trade proceeds received from purchasers of the related class of Reset Rate Notes in the applicable currency, (B) with respect to each applicable Distribution Date,
     (x) an interest rate of Three-Month LIBOR, plus or minus a spread, as determined from the bidding process described in Section 10(d) below (other than as may be interpolated for an initial or final calculation period under that Currency Swap Agreement), multiplied by the U.S. Dollar Equivalent Principal Amount of the related class of Reset Rate Notes, and multiplied by a fraction determined by the number of days in the applicable Accrual Period and the applicable Day Count Basis and (y) all payments of principal in U.S. Dollars that are allocated to the related class of Reset Rate Notes; provided that if the related class of Reset Rate Notes is then structured not to -------- receive a payment of principal until the end of the related Reset Period, all principal payments allocated to the Reset Rate Notes on any Distribution Date will be deposited into the related Accumulation Account and paid to the related Swap Counterparties on or about the next Reset Date as set forth in the related Currency Swap Agreements (including all sums required to be deposited therein on the Reset Date), but excluding all Investment Earnings thereon, and (C) on a Reset Date corresponding to a successful remarketing or an exercise of the related Call Option, all U.S. Dollar currency equivalent of all secondary market trade proceeds or proceeds from the exercise of the related Call Option, as applicable, received from the Remarketing Agents directly from purchasers of the related class of Reset Rate Notes (if in U.S. Dollars), from the new Currency Swap Counterparty or Counterparties, as applicable (if in non-U.S. Dollar currency) or from the holder of the related Call Option, as applicable. With respect to the Initial Currency Swap Agreements, the Initial Currency Swap Counterparty shall be entitled to receive on the Closing Date in lieu of secondary market proceeds described in clause (A) above, all applicable non-U.S. Dollar currency proceeds received by the Trust from purchasers of

                                 Appendix A-2-9
     the related Reset Rate Notes (which shall be net of any underwriting commission or discount owing to the Initial Purchasers of such Notes).

          (ii) In addition, each related Currency Swap Counterparty will be obligated to pay to the Trust (for payment to the related Reset Rate Noteholders, if applicable): (A) on the effective date of such Currency Swap Agreement, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related Reset Rate Notes, (B) with respect to each applicable Distribution Date, (x) their applicable percentage of the applicable rate of interest on the related class of Reset Rate Notes multiplied by the U.S. Dollar Equivalent Principal Amount of the related class of Reset Rate Notes and multiplied by a fraction determined by the number of days in the applicable Accrual Period and the applicable Day Count Basis, and (y) the applicable non-U.S. Dollar currency equivalent of the U.S. Dollars such Swap Counterparty concurrently receives from the Trust as a payment of principal allocated to the related class of Reset Rate Noteholders (including, on the related Maturity Date for such class of Reset Rate Notes, if a Currency Swap Agreement is then in effect, the remaining Outstanding Amount of such class of Reset Rate Notes) but only to the extent that the required U.S. Dollar Equivalent Principal Amount is received from the Trust on such date, at an exchange rate to be set on the effective date of and set forth in the related Currency Swap Agreement, (C) on the second Business Day following a Distribution Date that is also a Reset Date (other than for any Reset Period following a Reset Date upon which a Failed Remarketing has occurred, up to and including the Reset Date resulting in a successful remarketing or an exercise of the related Call Option) their applicable percentage of interest at the interest rate from and including the related Reset Date to, but excluding, the second Business Day following such Reset Date, and (D) on a related Reset Date corresponding to a successful remarketing or an exercise of the related Call Option, the applicable currency equivalent of all U.S. Dollar secondary market trade proceeds received by the Trust from the purchasers of the related Reset Rate Notes or proceeds received by the Trust from the exercise of the related Call Option, as applicable, at an exchange rate to be set on the effective date of and set forth in the related Currency Swap Agreement. With respect to the Initial Currency Swap Agreement, the Initial Currency Swap Counterparty shall be obligated to pay to the Trust on the Closing Date in lieu of the payments described in clause (A) above, the U.S. Dollar Equivalent Principal Amount of the applicable non-U.S. Dollar currency received by the Trust from the sale of the applicable class of Reset Rate Notes. For any Reset Period following a Reset Date upon which a Failed Remarketing has occurred, up to any including the Reset Date resulting in a successful remarketing or an exercise of the related Call Option for that class of Reset Rate Notes, payments of interest and principal to that class of Reset Rate Noteholders will be made on the second Business Day following the related Reset Date without the payment of any additional interest.

     (b) [Reserved.]

     (c) On each Reset Date if a class of Reset Rate Notes is to be reset in U.S. Dollars, and a Swap Agreement is required pursuant to Sections 2(c) and 9(d) above, then the Administrator will enter into (not in its individual capacity, but solely as Administrator on behalf of the Trust) or will instruct the Eligible Lender Trustee to enter into (not in its individual

                                Appendix A-2-10
capacity, but solely as Eligible Lender Trustee), one or more Interest Rate Swap Agreements for the next Reset Period to facilitate the Trust's ability to pay applicable interest at the related interest rate.

          (i) Each Swap Counterparty which is party to a related Interest Rate Swap Agreement will be entitled to receive on each Distribution Date an interest rate of Three-Month LIBOR, plus or minus a spread, as determined from the bidding process described in Section 10(d) below, multiplied by the Outstanding Amount of the related class of Reset Rate Notes and multiplied by a fraction determined by the number of days in the applicable Accrual Period and the applicable Day Count Basis.

          (ii) In addition, each related Swap Counterparty which is a party to a related Interest Rate Swap Agreement will be obligated to pay to the Trust on each Distribution Date, the applicable rate of interest on the related class of Reset Rate Notes multiplied by the Outstanding Amount of the related class of Reset Rate Notes and multiplied by a fraction determined by the number of days in the applicable Accrual Period and the applicable Day Count Basis.

     (d) Other than with respect to the Initial Currency Swap Agreements, the Remarketing Agents, in consultation with the Administrator, in determining the Swap Counterparty to each required Swap Agreement, will solicit bids from at least three Eligible Swap Counterparties and will select the lowest of these bids to provide the interest rate swap and/or currency exchange swap(s). If the lowest bidder specifies a notional amount that is less than the Outstanding Amount of the related class of Reset Rate Notes, the Remarketing Agents, in consultation with the Administrator, may select more than one Eligible Swap Counterparty, but only to the extent that such additional Eligible Swap Counterparties have provided the next lowest received bid or bids, and enter into more than one Swap Agreement that result in the Rating Agency Condition being satisfied.

     (e) Other than with respect to the Initial Currency Swap Agreements, it is a condition precedent to the entering into of any Swap Agreement and the setting of the amount to be paid to the related Swap Counterparty that the Rating Agency Condition is satisfied. No Swap Agreement will be entered into or caused to be entered into by the Trust, the Administrator on its behalf or the Remarketing Agents, for any Reset Period where either the related Call Option has been exercised or a Failed Remarketing has been declared.

     (f) Each Currency Swap Agreement will terminate at the earliest to occur of
(i) the next succeeding Reset Date for which there is a successful remarketing,
(ii) the Reset Date for which the related Call Option is exercised, (iii) the Distribution Date on which the Outstanding Amount of the related class of Reset Rate Notes is reduced to zero (including as the result of the optional purchase of the remaining Trust Student Loans by the Servicer or an auction of the Trust Student Loans by the Indenture Trustee) or (iv) the Maturity Date of the related class of Reset Rate Notes. No Currency Swap Agreement will terminate solely due to the declaration of a Failed Remarketing. Each Interest Rate Swap Agreement will terminate on the earliest to occur of the next Reset Date, or the occurrence of an event specified in clause (iii) or (iv) above.

                                Appendix A-2-11

     (g) With respect to each Currency Swap Agreement, and in the event that a Failed Remarketing is declared, the rate of interest due to each related Currency Swap Counterparty from the Trust on each Distribution Date will be increased to the Extension Rate and the rate due to the Trust from each related Currency Swap Counterparty will change to equal the Failed Remarketing Rate.

     Section 11. Accumulation Accounts; Supplemental Interest Accounts: (a) If, on any Distribution Date, principal would be payable to a class of Reset Rate Notes which is then structured not to receive a payment of principal until the end of the related Reset Period, that principal (subject to sufficient Available Funds therefor) will be allocated to that class of Reset Rate Notes and deposited into the related Accumulation Account, where it will remain until the next Reset Date for that class (except that if a class of Reset Rate Notes is in Foreign Exchange Mode, principal will be paid according to the provisions of Sections 10(a)(i) and (a)(ii) above), unless an Event of Default under the Indenture or a sale of the Trust Estate pursuant to Section 6.1 of the Administration Agreement has occurred (in which case the Indenture Trustee will distribute all sums on deposit therein (exclusive of Investment Earnings) to the related Reset Rate Noteholders in accordance with the provisions of Section 5.4(b) of the Indenture or Section 6.1 of the Administration Agreement, as applicable).

     (b) On each Reset Date, for a class of Reset Rate Notes that was structured during the preceding Reset Period not to receive a payment of principal until the end of the related Reset Period, all sums, if any, then on deposit in the related Accumulation Account, including any allocation of principal made on the same date, but less any Investment Earnings, will be distributed by the Indenture Trustee, at the direction of the Administrator, as set forth in
Section 2.8 of the Administration Agreement, (x) to the holders of that class of Reset Rate Notes, as of the related Record Date, or (y) if a class of Reset Rate Notes is then in Foreign Exchange Mode (including during the related initial Reset Period), to the related Currency Swap Counterparty or Counterparties for the benefit of such Reset Rate Noteholders as of the Record Date pursuant to the provisions of Section 10(a)(i) and (a)(ii) above, in reduction of principal of such Reset Rate Notes; provided that in the event on any Distribution Date the amount on deposit in the related Accumulation Account (excluding any Investment Earnings) would equal the Outstanding Amount of that class of Reset Rate Notes, no additional amounts will be deposited into the related Accumulation Account and all amounts therein, less any Investment Earnings, will be distributed by the Indenture Trustee, at the direction of the Administrator, as set forth in
Section 2.8 of the Administration Agreement, on the next related Reset Date to the related Reset Rate Noteholders or the related Currency Swap Counterparty or Counterparties (as applicable), and on such Reset Date that class of Reset Rate Notes will no longer be Outstanding. Amounts on deposit in an Accumulation Account (exclusive of Investment Earnings) may be used only to pay principal on the related class of Reset Rate Notes (or to the related Currency Swap Counterparty or Counterparties) and for no other purpose. On each Distribution Date, all Investment Earnings on deposit in an Accumulation Account will be withdrawn by the Indenture Trustee, at the direction of the Administrator and deposited into the Collection Account.

     (c) The Indenture Trustee, subject to sufficient available funds therefor, at the direction of the Administrator and pursuant to Section 2.10(d)(ii) of the Administration Agreement, will deposit into a Supplemental Interest Account, the related Supplemental Interest Account Deposit Amount. On each Distribution Date, all sums (which shall include Investment

                                Appendix A-2-12

Earnings) on deposit in each Supplemental Interest Account will be withdrawn by the Indenture Trustee, at the direction of the Administrator, as set forth in
Section 2.10(d)(iii) of the Administration Agreement, and deposited into the Collection Account.

     Section 12. Remarketing Agents; Remarketing Fee Account: (a) The initial Remarketing Agents, appointed pursuant to the terms of the Remarketing Agreement, are Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. The terms and conditions of the Remarketing Agreement will govern the duties and obligations of the Remarketing Agents. The Administrator, the Trust and the Remarketing Agents will enter into on each (A) related Remarketing Terms Determination Date and a related Remarketing Agency Agreement, in form and substance substantially the same as Appendix B to the Remarketing Agreement, unless (i) a Failed Remarketing is declared, or (ii) the holder of the related Call Option has delivered the related Call Option Notice on or prior to such date; and (B) related Spread Determination Date, a Supplemental Remarketing Agency Agreement, in form and substance substantially the same as Appendix C to the Remarketing Agreement, unless (i) a Failed Remarketing is declared, (ii) the holder of the related Call Option has delivered the related Call Option Notice on or prior to such date, or (iii) if applicable, 100% of the related Reset Rate Noteholders have timely delivered a Hold Notice and the All Hold Rate will apply for the next related Reset Period.

     (b) [Reserved.]

     (c) Excluding all Reset Rate Notes of a class for which a Remarketing Agent has received a timely delivered Hold Notice, if applicable (or if the holder of the related Call Option has delivered the related Call Option Notice), on the Reset Date that commences each Reset Period, each related Reset Rate Note will be automatically tendered, or deemed tendered, to the relevant Remarketing Agent for remarketing by such Remarketing Agent on the Reset Date at 100% of its Outstanding Amount. If the related class of Reset Rate Notes is held in book-entry form, 100% of the Outstanding Amount of such Reset Rate Notes will be paid by the Remarketing Agents in accordance with the standard procedures of the applicable Clearing Agencies.

     (d) The Remarketing Agents will attempt, on a reasonable efforts basis and in accordance with the terms and conditions of the Remarketing Agreement and the related Remarketing Agency Agreement, to remarket the tendered Reset Rate Notes of the applicable class at a price equal to 100% of the Outstanding Amount of the related class of Reset Rate Notes so tendered.

     (e) Purchasers of the related class of Reset Rate Notes will be credited with their positions on the applicable Reset Date with respect to positions held through DTC or on the next Business Day with respect to positions held through the European Clearing Systems. No payment delay to existing Reset Rate Noteholders holding U.S. Dollar-denominated Reset Rate Notes through DTC will occur on the related Reset Date for any class of Reset Rate Notes denominated in U.S. Dollars during the immediately following Reset Period.

(f) Each of the Remarketing Agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of Reset Rate Notes, including, but not limited to, purchasing any tendered Reset Rate Notes as part of the remarketing process. Any Remarketing Agent that

                                 Appendix A-2-13
owns a Reset Rate Note may exercise any vote or join in any action which any beneficial owner of such class of Reset Rate Notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agreement or Remarketing Agency Agreement. Any Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Trust, the Depositor, the Servicer, the Indenture Trustee (in its individual capacity), the Eligible Lender Trustee (in its individual capacity) or the Administrator as freely as if it did not act in any capacity under the Remarketing Agreement or any Remarketing Agency Agreement. No Reset Rate Noteholder or beneficial owner of any Reset Rate Note will have any rights or claims against any Remarketing Agent as a result of such Remarketing Agent's not purchasing any tendered Reset Rate Note, which results in the declaration of a Failed Remarketing.

     (g) Each of the Remarketing Agents will be entitled to receive a fee in connection with their services rendered for each successful remarketing of a class of Reset Rate Notes in the amount set forth in the Remarketing Agreement and the related Remarketing Agency Agreement. Subject to the terms and conditions set forth in the Remarketing Agreement, the Administrator, in its sole discretion, may change the Remarketing Agents for any class of Reset Rate Notes for any Reset Period at any time on or before the related Remarketing Terms Determination Date. In addition, the Administrator will appoint one or more additional Remarketing Agents, if necessary, for a Reset Date when the related class of Reset Rate Notes will be remarketed in a non-U.S. Dollar currency. Furthermore, a Remarketing Agent may resign at any time; provided that no resignation may become effective on a date that is later than 15 Business Days prior to a Remarketing Terms Determination Date.

     (h) In accordance with Section 2.3(i) of the Administration Agreement, on the Closing Date, the Trust will establish the Remarketing Fee Account as an asset of the Trust in the name of the Indenture Trustee, for the benefit of the Remarketing Agents and the Reset Rate Noteholders. The fees associated with each successful remarketing will be payable directly to the Remarketing Agents from amounts on deposit from time to time in the Remarketing Fee Account. On each applicable Distribution Date, Available Funds will be deposited into the Remarketing Fee Account, in the priority set forth in Section 2.8(c) of the Administration Agreement, in an amount up to the Quarterly Funding Amount; provided that if the amount on deposit in the Remarketing Fee Account, after the payment of any remarketing fees therefrom, exceeds the sum of the Reset Period Target Amount for all classes of Reset Rate Notes, such excess will be withdrawn on the related Distribution Date, deposited into the Collection Account and included in Available Funds for that Distribution Date. All Investment Earnings on deposit in the Remarketing Fee Account will be withdrawn on the next Distribution Date, deposited into the Collection Account and included in Available Funds for that Distribution Date. In the event that the fees owed to any Remarketing Agent on a Reset Date exceeds the amount then on deposit in the Remarketing Fee Account, such shortfall shall be paid from Available Funds on future Distribution Dates in the priority set forth in Section 2.8(n) of the Administration Agreement. The Trust shall also be responsible for certain remarketing costs and expenses to the extent set forth in Section 3 of the Remarketing Agreement, which shall be paid on each Distribution Date, to the extent of Available Funds, at the priority set forth in Section 2.8(o) of the Administration Agreement.

                                 Appendix A-2-14

     Section 13. Eligible Lender Trustee: The Eligible Lender Trustee is hereby authorized and directed to execute and deliver, not in its individual capacity, but solely as Eligible Lender Trustee on behalf of the Trust, the Remarketing Agreement, any Swap Agreements (including the Initial Currency Swap Agreements) and any required supplement, amendment or replacement thereof, and all Remarketing Agency Agreements and Supplemental Remarketing Agency Agreements as the Administrator, in writing and from time to time, shall instruct the Eligible Lender Trustee to execute. The Eligible Lender Trustee shall not be liable to any party, any third party or any Noteholder for any such actions taken at the written instruction of the Administrator. Notwithstanding the foregoing, in the event that the Eligible Lender Trustee declines or fails to execute or deliver any such document, instrument, certificate or agreement as instructed by the Administrator, the Administrator is hereby authorized, in its sole discretion, to execute and deliver, not in its individual capacity but solely as Administrator on behalf of the Trust, all such required documents, instruments, certificates and agreements. The foregoing authorization shall represent a limited power of attorney granted by the Trust to the Administrator to act on its behalf, and the Administrator shall not be liable to any party, any third party or any Noteholder for any such actions taken in good faith and in accordance with these Reset Rate Note Procedures.

                                 Appendix A-2-15

                                                                    APPENDIX A-3

                            TRANSFER RESTRICTIONS FOR
                              THE RESET RATE NOTES

1. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined in this Appendix A-3 (this "Appendix") are defined in Appendix A-1, which also contains rules as to usage that shall be applicable herein.

2. The Indenture Trustee, as Note Registrar, shall provide for the registration of the Reset Rate Notes and of Transfers and exchanges of the Reset Rate Notes pursuant to Section 2.4 of the Indenture.

3. Each class of Reset Rate Notes initially will be represented by registered notes of such class in global form and shall be issued in the manner set forth in Sections 2.1, 2.2 and 2.10 of the Indenture. Global Note Certificates representing interests in the Reset Rate Notes may be reissued and represented by Reset Rate Notes of such class in definitive form pursuant to Section 2.12 of the Indenture.

4. During any Reset Period when the Reset Rate Notes are denominated in a non-U.S. Dollar currency, any Transfer of Reset Rate Notes made in violation of
Section 2.1 of the Indenture whereby a beneficial interest in either of the related Non-U.S. Global Note Certificates is Transferred to any related U.S. Global Note Certificate, or vice versa (other than on a Reset Date where such class is being reset from being denominated in Foreign Exchange Mode, to U.S. Dollars), shall be null and void and of no effect.

5. Each purchaser of a class of Reset Rate Notes that represent a beneficial interest in a Global Note Certificate will be deemed to have represented and agreed, and each purchaser of a Definitive Note will be required to certify in writing, that:

     (i) (A) the purchaser is a QIB and is acquiring such Reset Rate Notes for its own account or as a fiduciary or agent for others (which others also must be QIBs), for investment purposes and not for distribution in violation of the Act, and it is able to bear the economic risk of an investment in the Reset Rate Notes and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Reset Rate Notes or
          (B) the purchaser is a non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Reset Rate Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S;

     (ii) the purchaser understands that the Reset Rate Notes are being offered only in a transaction that does not require registration under the Act and, if such purchaser decides to resell or otherwise Transfer such Reset Rate Notes, then it agrees that it will resell or Transfer such Reset Rate Notes only (A) so long as such Reset Rate

                                 Appendix A-3-1

          Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB acquiring the Reset Rate Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) to whom notice is given that the resale or other Transfer is being made in reliance on Rule 144A, (B) pursuant to an effective registration statement under the Act, (C) pursuant to an exemption from registration available under the Act other than Rule 144A, or (D) to a purchaser who is a non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Reset Rate Notes pursuant to an exemption from registration under the Act in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable United States state securities or "blue sky" laws or any securities laws of any other jurisdiction;

     (iii) unless the relevant legend set out below has been removed from the Reset Rate Notes such purchaser shall notify each transferee of the Reset Rate Notes that (A) such Reset Rate Notes have not been registered under the Act, (B) the holder of such Reset Rate Notes is subject to the restrictions on the resale or other Transfer thereof described in paragraph (ii) above, (C) such transferee shall be deemed to have represented (1) as to its status as a QIB or a purchaser acquiring the Reset Rate Notes in an offshore transaction pursuant to the requirements of Regulation S, as the case may be, (2) if such transferee is a QIB, that such transferee is acquiring the Reset Rate Notes for its own account or as a fiduciary or agent for others (which others also must be QIBs) (or that such transferee is acquiring such Reset Rate Notes in reliance on an exemption under the Act other than Rule 144A or pursuant to an effective registration statement under the
          Act), (3) if such transferee is a non-U.S. Person (as defined in Regulation S) outside the United States of America, that such transferee is acquiring the Reset Rate Notes pursuant to an exemption from registration under the Act in accordance with the requirements of Rule 903 or Rule 904 of Regulation S, (4) that such transferee is not an underwriter within the meaning of Section 2(11) of the Act, and (5) that such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing;

     (iv) the acquisition or purchase by an employee benefit plan or other retirement arrangements ("Plan") of a Reset Rate Note will not constitute or otherwise result in: (A) in the case of a Plan subject to Section 406 of Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (B) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law.

6. (A) By acceptance of a Reset Rate Note, whether upon original issuance or subsequent Transfer, each Reset Rate Noteholder or Note Owner, as applicable, of such Reset Rate Note (or

                                 Appendix A-3-2
a beneficial interest therein) offered and sold only to a QIB in reliance on Rule 144A, acknowledges or is deemed to acknowledge, as the case may be, the restrictions on the Transfer of such Reset Rate Notes and that the following securities legend (the "Rule 144A Securities Legend") shall be affixed to each U.S. Rule 144A Global Note Certificate (as defined in Section 2.1 of the Indenture), Non-U.S. Rule 144A Global Note Certificate (as defined in Section
2.1 of the Indenture) and each Definitive Note representing an interest in either such certificate (collectively, the "Rule 144A Certificates") unless determined otherwise in accordance with applicable law:

     THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, MAY NOT BE OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OR SUCH OTHER LAWS. THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF NOT LESS THAN $250,000, (pound)100,000, (euro)100,000 OR THE APPLICABLE CURRENCY EQUIVALENT OF $250,000, DEPENDING ON ITS CURRENCY OF DENOMINATION. THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS NOTE IS HEREBY DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE TRUST AND THE INITIAL PURCHASERS THAT IT WILL RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, AS A MATTER OF U.S. LAW, ONLY (A) (1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE, PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A (A "QUALIFIED INSTITUTIONAL BUYER"), THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OTHER THAN RULE 144A, (3) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION. UPON ACQUISITION OR TRANSFER OF A RESET RATE NOTE OR A BENEFICIAL INTEREST IN A RESET RATE NOTE, AS THE CASE MAY BE, BY, FOR OR WITH THE ASSETS OF, AN EMPLOYEE

                                 Appendix A-3-3

     BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN"), SUCH RESET RATE NOTE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH ACQUISITION OR PURCHASE WILL NOT CONSTITUTE OR OTHERWISE RESULT IN: (I) IN THE CASE OF A PLAN SUBJECT TO SECTION 406 OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY A CLASS OR OTHER APPLICABLE EXEMPTION AND (II) IN THE CASE OF A PLAN SUBJECT TO A SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW ("SIMILAR LAW"), A NON-EXEMPT VIOLATION OF SUCH SUBSTANTIALLY SIMILAR LAW. ANY TRANSFER FOUND TO HAVE BEEN MADE IN VIOLATION OF SUCH DEEMED REPRESENTATION SHALL BE NULL AND VOID AND OF NO EFFECT.

     THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS NOTE, TO REFLECT ANY CHANGE IN APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY RESET RATE NOTES ISSUED IN EXCHANGE OR SUBSTITUTION HEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS NOTE ONLY IN ACCORDANCE WITH ANY SUCH AMENDMENT OR SUPPLEMENT IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.

     (B) By acceptance of a Reset Rate Note, whether upon original issuance or subsequent Transfer, each Reset Rate Noteholder or Note Owner, as applicable, of a class of Reset Rate Notes (or a beneficial interest therein) offered and sold only to a non-U.S. Person (as defined in Regulation S) outside the United States of America in reliance on Regulation S acknowledges or is deemed to acknowledge, as the case may be, the restrictions on the Transfer of such Reset Rate Notes and that the following securities legend (the "Regulation S Securities Legend" and with the Rule 144A Securities Legend, the "Securities Legends" and each a "Securities Legend") shall be affixed to each Regulation S Global Note Certificate and each Definitive Note

                                 Appendix A-3-4
representing an interest in such certificate (collectively, the "Regulation S Certificates") unless determined otherwise in accordance with applicable law:

               THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE RESET RATE NOTES AND THE CLOSING OF THE OFFERING OF THE RESET RATE NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OF AMERICA OR TO A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF NOT LESS THAN $250,000, (pound)100,000, (euro)100,000 OR THE APPLICABLE CURRENCY EQUIVALENT OF $250,000, DEPENDING ON ITS CURRENCY OF DENOMINATION.

     UPON ACQUISITION OR TRANSFER OF A RESET RATE NOTE OR A BENEFICIAL INTEREST IN A RESET RATE NOTE, AS THE CASE MAY BE, BY, FOR OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN"), SUCH RESET RATE NOTE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH ACQUISITION OR PURCHASE WILL NOT CONSTITUTE OR OTHERWISE RESULT IN: (I) IN THE CASE OF A PLAN SUBJECT TO SECTION 406 OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY A CLASS OR OTHER APPLICABLE EXEMPTION AND (II) IN THE CASE OF A PLAN SUBJECT TO A SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW ("SIMILAR LAW"), A NON-EXEMPT VIOLATION OF SUCH SUBSTANTIALLY SIMILAR LAW. ANY TRANSFER FOUND TO HAVE BEEN MADE IN VIOLATION OF SUCH DEEMED REPRESENTATION SHALL BE NULL AND VOID AND OF NO EFFECT.

                                 Appendix A-3-5

     Upon the Transfer, exchange or replacement of a Rule 144A Certificate or a Regulation S Certificate bearing the applicable legends set forth above, or upon specific request for removal of the legends, the Trust or the Registrar will deliver only replacement Rule 144A Certificates or Regulation S Certificates, as the case may be, that bear such applicable legends, or will refuse to remove such applicable legends, unless there is delivered to the Trust and the Registrar such satisfactory evidence (which may include a legal opinion) as may reasonably be required by the Trust and the Indenture Trustee that neither the applicable legends nor the restrictions on Transfer set forth therein are required to ensure compliance with the provisions of the Act.

     Whenever a Global Note Certificate is to be exchanged for Definitive Notes, such Definitive Notes will be issued within five business days of delivery to the Registrar of the information and any required certification described in the preceding paragraph against the surrender of the relevant Global Note Certificate at the specified office of the Registrar. Such exchange shall be effected in accordance with the regulations concerning the Transfer and registration from time to time relating to the Reset Rate Notes and shall be effected without charge, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange.

     Each Reset Rate Noteholder or Note Owner, as applicable, of such Reset Rate Note, by its acceptance of a Reset Rate Note or a beneficial interest therein, respectively, also agrees that it will Transfer such Reset Rate Note or beneficial interest therein, as the case may be, only as provided herein and in accordance with the Indenture. In addition, by acceptance of any Reset Rate Note or beneficial interest therein, as applicable, each proposed transferee thereof is hereby deemed to have agreed with the conditions set forth in the applicable Securities Legend and agreed, by virtue of its acceptance of such Reset Rate Note or beneficial interest therein, as the case may be, to indemnify the Administrator, the Depositor, the Servicer, the Indenture Trustee the Eligible Lender Trustee, the Remarketing Agents (in the event such Transfer is made pursuant to a successful remarketing on a Reset Date) and the Issuer against any and all liability that may result if such Transfer is not made in a manner consistent with the restrictions set forth in the Securities Legend. In addition to any applicable restrictions in the Indenture, with respect to the Transfer and registration of Transfer of any Reset Rate Note registered in the name of a Reset Rate Noteholder other than DTC or its nominee, or Euroclear or Clearstream, Luxembourg or their joint nominee, as the case may be, to a transferee that takes delivery in the form of a Definitive Note, in a transaction other than pursuant to an effective registration statement under the Act, the Indenture Trustee shall register the Transfer of such Definitive Note if (i) (A) the requested Transfer is being made to a transferee who has provided the Indenture Trustee and the Administrator with a Rule 144A and Related Matters Certificate, substantially in the form attached as Annex 1 hereto, (B) such transferee has provided comparable evidence as to its QIB status, (C) such Transfer is being made in compliance with Regulation S and such transferee has provided the Indenture Trustee and the Administrator with a Regulation S and Related Matters Certificate, substantially in the form attached as Annex 1 hereto, or (D) such Transfer is being made in reliance on an exemption from registration under the Act other than Rule 144A or Regulation S and that such transferor has provided the Indenture Trustee and the Administrator with reasonably acceptable evidence thereof, and (ii) the applicable transferor has provided the

                                 Appendix A-3-6

Indenture Trustee and the Administrator with a Transferor Letter, substantially in the form of Annex 2 hereto.

6. Each class of Reset Rate Notes will be issued only in minimum denominations of $250,000, or the applicable currency equivalent of $250,000, (euro)100,000, (pound)100,000 or the applicable currency equivalent of $250,000, depending on its currency of denomination, and integral multiples of $1, (euro)1, (pound)1 or the applicable currency equivalent of $1, depending on its currency of denomination, in excess thereof. The Reset Rate Notes are exchangeable at any time into an equal aggregate principal amount of Reset Rate Notes of the same class of different authorized denominations pursuant to Section 2.4 of the Indenture.

7. Reset Rate Notes may be presented or surrendered pursuant to Section 2.4 of the Indenture.

8. No service charge shall be made to a Noteholder for any registration of Transfer or exchange of Reset Rate Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge pursuant to Section 2.4 of the Indenture.

9. The Indenture Trustee shall cancel all Reset Rate Notes surrendered for Transfer or exchange pursuant to Section 2.8 of the Indenture.

10. For so long as any class of Reset Rate Notes are "restricted securities" within the meaning of Rule 144(a)(3) of the Act, (1) the Administrator will provide or cause to be provided to any holder of such Reset Rate Notes and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Act; and (2) the Administrator shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Act under Rule 144A is and will be available for resales of such Reset Rate Notes conducted in accordance with Rule 144A.

                                 Appendix A-3-7

                                                                      ANNEX 1 TO
                                                                    APPENDIX A-3

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                                                            [Date]

[SELLER]

Deutsche Bank Trust Company
   Americas, as Indenture Trustee
60 Wall Street, 26th Floor,
   Mailstop NYC60-2606
New York, New York 10005

Sallie Mae, Inc., as Administrator
11600 Sallie Mae Drive
Reston, Virginia 20193

          Re: SLM Student Loan Trust 2004-5, Student Loan-Backed, Class A-5 and Class A-6 Reset Rate Notes (the "Reset Rate Notes")

Dear Sirs:

          In connection with our purchase of the Class [A-5] [A-6] Reset Rate Notes of the above-referenced series, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

     (A) It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

          Date:           , 20  (must be on or after the close of its most
                ----------    --
          recent fiscal year)

          Amount: $                 ; and
                   -----------------

     (B) The dollar amount set forth above is:

          1. greater than $100 million and the undersigned is one of the following entities:

                    an insurance company as defined in Section 2(13) of the Act; or

                                 Appendix A-3-8
                    an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

                    a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

                    a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                    a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

                    a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

                    a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

                    an investment adviser registered under the Investment Advisers Act; or

          2. greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

          3. less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

                                 Appendix A-3-9

          4. less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

          5. less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

          The undersigned further certifies that it is purchasing the Reset Rate Notes for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A (a "QIB"). It is aware that the sale of the Reset Rate Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Reset Rate Notes may be Transferred only (A) so long as such Reset Rate Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB acquiring the Reset Rate Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) to whom notice is given that the Transfer is being made in reliance on Rule 144A, (B) pursuant to an effective registration statement under the Act, (C) pursuant to an exemption from registration available under the Act other than Rule 144A, or (D) to a purchaser who is a non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Reset Rate Notes pursuant to an exemption from registration under the Act in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable United States state securities or "blue sky" laws or any securities laws of any other jurisdiction.

          The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Reset Rate Notes, it will not Transfer or exchange any of the Reset Rate Notes unless: (1) the sale is to an Eligible Purchaser (as defined below), (2) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever, and (3) such transferee shall deliver a Rule 144A and Related Matters Certificate to substantially the same effect as this letter to the addressees hereof or a Regulation S and Related Matters Certificate substantially in the same form as set forth in Annex 1 to Appendix 3 to the Indenture, or such other evidence as may be reasonably acceptable to the Administrator.

          The undersigned hereby represents and warrants that the undersigned is accepting ownership of the Reset Rate Notes in compliance with the restrictions set forth in Section 5 of Appendix A-3 to the Indenture, dated as of June 1, 2004 (the "Indenture"), among the Trust, Chase Manhattan Bank USA, National Association, as eligible lender trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, and acknowledges that the Reset Rate Notes will be issued with the legends set forth in Section 6 of Appendix A-3 to the Indenture.

                                 Appendix A-3-10

          "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (A) (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is a QIB as defined under Rule 144A of the Act or any entity in which all of the equity owners come within such paragraphs, (B) can make representations with respect to itself to substantially the same effect as the representations set forth in the Regulation S and Related Matters Certificate in the same form as Annex 1 to Appendix 3 to the Indenture, or (C) (i) can make representations with respect to itself substantially to the same effect as the representations set forth herein (other than to its status as a QIB), and (ii) is acquiring such Reset Rate Notes in reliance on an exemption to the Act other than Rule 144A in accordance with any applicable United States state securities or "Blue Sky" laws.

          If the Purchaser proposes that its Reset Rate Notes be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):
                          ---------------------

          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified
Institutional Buyer on the      day of            , 20  .
                           ----        -----------    --

                                            Name of Institution


                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Name

                                            ------------------------------------
                                            Title

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the Reset Rate Notes being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.


                                            By:
                                                --------------------------------
                                                         Duly Authorized

                                 Appendix A-3-11

               FORM OF REGULATIONS AND RELATED MATTERS CERTIFICATE

                                                            [Date]

[SELLER]

Deutsche Bank Trust Company
   Americas, as Indenture Trustee
60 Wall Street, 26th Floor,
   Mailstop NYC60-2606
New York, New York 10005

Sallie Mae, Inc., as Administrator
11600 Sallie Mae Drive
Reston, Virginia 20193

          Re: SLM Student Loan Trust 2004-5, Student Loan-Backed, Class A-5 and Class A-6 Reset Rate Notes (the "Reset Rate Notes")

Dear Sirs:

          In connection with our purchase of the Class [A-5] [A-6] Reset Rate Notes of the above-referenced series, the undersigned certifies to each of the parties to whom this letter is addressed that it is a non-U.S. person (as defined in Regulation S) outside the United States of America, acquiring the Reset Rate Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S.

          The undersigned further certifies that it is purchasing the Reset Rate Notes for its own account or for the account of others that independently qualify as non-U.S. persons (as defined in Regulation S) outside the United States of America. It is aware that the sale of the Reset Rate Notes is being made in reliance on its continued compliance with Rule 903 or Rule 904 of Regulation S. The undersigned understands that the Reset Rate Notes may resold or Transferred only (A) so long as such Reset Rate Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB acquiring the Reset Rate Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) to whom notice is given that the resale or other Transfer is being made in reliance on Rule 144A, (B) pursuant to an effective registration statement under the Act, (C) pursuant to another exemption from registration available under the Act other than Rule 144A, or (D) to a purchaser who is a non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Reset Rate Notes pursuant to an exemption from registration under the Act in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable United States state securities or "blue sky" laws or any securities laws of any other jurisdiction.

                                 Appendix A-3-12

          The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Reset Rate Notes, it will not Transfer or exchange any of the Reset Rate Notes unless: (1) the sale is to an Eligible Purchaser (as defined below), (2) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever, and (3) such transferee shall deliver a Rule 144A Certificate substantially in the same form as Annex 1 to Appendix 3 to the Indenture, or a Regulation S Certificate to substantially the same effect as this letter to the addressees hereof or such other evidence as may be reasonably acceptable to the Administrator and the Indenture Trustee.

          The undersigned hereby represents and warrants that the undersigned is accepting ownership of the Reset Rate Notes in compliance with the restrictions set forth in Section 5 of Appendix A-3 to the Indenture, dated as of June 1, 2004 (the "Indenture"), among the Trust, Chase Manhattan Bank USA, National Association, as eligible lender trustee, and Deutsche Bank Trust Company Americas, as indenture trustee, and acknowledges that the Reset Rate Notes will be issued with the legends set forth in Section 5 to Appendix A-3 to the Indenture.

          "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (A) (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is a QIB as defined under Rule 144A of the Act or any entity in which all of the equity owners come within such paragraphs, (B) (i) can make representions with respect to itself to substantially the same effect as the representations set forth in the Regulation S Certificate in the same form as Annex 1 to Appendix 3 to the Indenture, and
(ii) is acquiring such Reset Rate Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, or (C) (i) can make representations with respect to itself substantially to the same effect as the representations set forth herein (other than to its status as a QIB), and
(ii) is acquiring such Reset Rate Notes in reliance on an exemption to the Act other than Rule 144A in accordance with any applicable United States state securities or "Blue Sky" laws.

          If the Purchaser proposes that its Reset Rate Notes be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):
                          ---------------------

                                 Appendix A-3-13

          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned non-U.S. person on
the      day of            , 20  .
    ----        -----------    --

                                            Name of Institution


                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Name

                                            ------------------------------------
                                            Title

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the Reset Rate Notes being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.


                                            By:
                                                -------------------------------
                                                         Duly Authorized

                                 Appendix A-3-14

                                                                      ANNEX 2 TO
                                                                    APPENDIX A-3

                            FORM OF TRANSFEROR LETTER

                                                            [Date]

Deutsche Bank Trust Company
   Americas, as Indenture Trustee
60 Wall Street, 26th Floor,
   Mailstop NYC60-2606
New York, New York 10005

Sallie Mae, Inc., as Administrator
11600 Sallie Mae Drive
Reston, Virginia 20193

          Re: SLM Student Loan Trust 2004-5, Student Loan-Backed, Class A-5 and Class A-6 Reset Rate Notes (the "Reset Rate Notes")

Ladies and Gentlemen:

In connection with our disposition of the Class [A-5] [A-6] Reset Rate Notes of the above-referenced series owned by us, we certify that (a) we understand that the Reset Rate Notes have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, and (b) we have not offered or sold any Reset Rate Notes to, or solicited offers to buy any Reset Rate Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action would result in, a violation of Section 5 of the Act.

                                            Very truly yours,

                                            ------------------------------------
                                            Print Name of Transferor


                                            By:
                                                --------------------------------
                                                Authorized Officer

                                 Appendix A-3-15

                                                                      SCHEDULE A

                     Schedule of Initial Trust Student Loans

                       [See Schedule A to the Bill of Sale
                       (Exhibit B to the Sale Agreement)]

                                  Schedule A-1

                                                                      SCHEDULE B

                      Location of Trust Student Loan Files

                 [See Attachment B to the Servicing Agreement)]

                                  Schedule B-1

                                                                       EXHIBIT A

                                 [Form of Notes]
                          (See tabs 15.1 through 16.1)

                                   Exhibit A-1

                                                                       EXHIBIT B

                       [Form of Note Depository Agreement
                       for U.S. Dollar Denominated Notes]

                                   Exhibit B-1

                                                                       EXHIBIT C

                       [Form of Note Depository Agreement
                       for Notes Denominated in a Currency
                            Other than U.S. Dollars]

                                   Exhibit C-1